Exhibit 99.1

NOTICE OF PENDENCY AND SETTLEMENTS
OF SHAREHOLDER ACTIONS AND OF SETTLEMENT HEARING

TO ALL HOLDERS OF COMVERSE TECHNOLOGY, INC. STOCK ON APRIL 2 AND 5, 2010
This Notice has been prepared to let you know of the proposed settlements (the “Settlements”) of actions brought by several shareholders of Comverse Technology, Inc. (“Comverse” or the “Company”).  As explained below, the United States District Court for the Eastern District of New York will hold a hearing on June 21, 2010, at 10:00 a.m. to determine whether to approve the Settlements.  You have an opportunity to be heard at this hearing.

PLEASE READ THIS NOTICE CAREFULLY.
IT MAY AFFECT YOUR LEGAL RIGHTS.
A Stipulation of Compromise and Settlement was made and entered into as of the 17th day of December, 2009 (the “Derivative Stipulation”), subject to court approval, by and between the following parties: (1) plaintiffs Leonard Sollins, Timothy Hill, and Louisiana Municipal Police Employees’ Retirement System (collectively, “Derivative Plaintiffs”), each of whom has brought suit derivatively for and on behalf of nominal defendant Comverse; (2) nominal defendant Comverse; and (3) the Defendants; all by and through their counsel of record.  A copy of the Derivative Stipulation is attached to the Notice as Exhibit A.
A Stipulation of Settlement was made and entered into as of the 25th day of March, 2010 (the “Section 16(b) Stipulation”), subject to court approval, by and between the following parties: (1) plaintiff Mark Levy, who brought suit under Section 16(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) for the benefit of nominal defendant Comverse, (2) defendant Koren, and (3) nominal defendant Comverse.  A copy of the Section 16(b) Stipulation is attached to the Notice as Exhibit B.

1

I.           BACKGROUND – WHAT ARE THESE SETTLEMENTS ABOUT?

A.           The Derivative Actions

On March 3, 2006, Comverse received a telephone call from The Wall Street Journal regarding unusual patterns in the Company’s stock option grants.  On March 14, 2006, the Company announced the creation of a Special Committee of its Board of Directors to review matters relating to the Company’s stock option grants, including, but not limited to, the accuracy of the stated dates of option grants and whether all proper corporate procedures were followed.
In April of 2006 a shareholder derivative action was filed in the Supreme Court of the State of New York, County of New York, on behalf of Comverse, against certain of its current or former officers and directors.  The action was subsequently consolidated with other shareholder derivative actions, which had been filed against the Company, under the caption In re Comverse Technology, Inc. Derivative Litigation (the “State Derivative Action”).  The State Derivative Action names as defendants Jacob “Kobi” Alexander, Zvi Alexander, Zeev Bregman, Dan Bodner, Itsik Danziger, John H. Friedman, Francis Girard, Ron Hiram, David Kreinberg, Igal Nissim, Sam Oolie, Shawn K. Osborne, William F. Sorin, Carmel Vernia, Shaula A. Yemini, Yechiam Yemini, and Deloitte & Touche LLP (“D&T”).  In the State Derivative Action, the plaintiffs allege that each individual defendant is liable to the Company for causing the Company to engage in a scheme to backdate stock-option grants.  The consolidated complaint asserts claims of breach of fiduciary duty, waste of corporate assets, unjust enrichment, aiding and abetting breaches of fiduciary duty, and insider selling.  The complaint also alleges wrongdoing against D&T in connection with its performance on behalf of the Company.  Specifically, as to D&T, the complaint alleges professional malpractice, breach of contract, and negligent misrepresentation.
On or about April 20, 2006, a federal derivative action was filed in the United States District Court for the Eastern District of New York, on behalf of Comverse, against current or

2

former officers and directors of the Company.  This shareholder derivative action was subsequently consolidated under the caption In re Comverse Technology, Inc. Derivative Litigation (the “Federal Derivative Action”).1  The Federal Derivative Action names as defendants Jacob “Kobi” Alexander, Zvi Alexander, Raz Alon, Dan Bodner, Zeev Bregman, Itsik Danziger, John H. Friedman, Francis E. Girard, Ron Hiram, David Kreinberg, Igal Nissim, Sam Oolie, Shawn Osborne, William F. Sorin, Carmel Vernia, Shaula A. Yemini, and Yechiam Yemini.2  In the Federal Derivative Action, plaintiff alleges that the defendants engaged in or benefited from the improper backdating of stock options, and, as a result, disseminated materially false financial statements and proxy statements to the shareholders of the Company.  The consolidated complaint asserts claims for breach of fiduciary duty or the aiding and abetting thereof, insider selling, corporate waste, unjust enrichment, and violation of section 14(a) of the Exchange Act.
On January 10, 2007, Comverse filed its motion to dismiss for failure to make a pre-suit demand in the State Derivative Action.  On March 20, 2007, State Lead Plaintiffs filed their opposition to Comverse’s motion to dismiss.  By decision and order dated August 7, 2007, Justice Richard B. Lowe III granted nominal defendant Comverse’s motion to dismiss the State Derivative Action.  On November 7, 2007, the State Lead Plaintiffs appealed the August 7, 2007 Decision and Order of the State Court.

______________________________
1 The State Derivative Action and the Federal Derivative Action are referred to collectively herein as the “Derivative Actions.”

2 All named defendants in both the State Derivative Action and the Federal Derivative Action are referred to herein as the “Individual Defendants.”  Zvi Alexander and Carmel Vernia were named as defendants in the Derivative Actions, but service was never perfected.  As former officers and/or directors of Comverse, they are included as part of the definition of released persons and will be released as part of the proposed settlement.  The Individual Defendants, nominal defendant Comverse, and D&T are collectively referred to herein as “Defendants.”

3

On December 20, 2007, and December 21, 2007, the defendants in the Federal Derivative Action filed various motions to dismiss.  On April 22, 2008, defendants’ motions to dismiss the Federal Derivative Action were held in abeyance pending the resolution of State Lead Plaintiffs’ appeal in the Supreme Court of the State of New York, Appellate Division, First Department.  By decision and order dated October 7, 2008, the Appellate Division, First Department, reversed Justice Lowe’s August 7, 2007 Decision and Order and ordered that the complaint in the State Derivative Action be reinstated.
The motions to dismiss in the Federal Derivative Action remain outstanding, and (other than a motion filed by one of the Individual Defendants, which was withdrawn without prejudice) motions to dismiss were never filed (or re-filed) in the State Derivative Action, and the time to respond to the State Derivative Complaint was extended and has not expired.
On January 29, 2008, Comverse announced, in a Form 8-K filed with the Securities and Exchange Commission (“SEC”), the findings and recommendations of the Special Committee, as well as the steps that the Company and its Board and officers would take in response thereto.  A copy of the January 29, 2008 Form 8-K is attached as Exhibit C.
For approximately one year, the parties engaged in extensive negotiations, with and without a mediator’s assistance, regarding a potential settlement of the Derivative Actions.  To that end, counsel for the parties have met in person, participated in numerous telephonic conferences and other communications, exchanged information and documents, and conducted confirmatory investigation.  Several parties to the Derivative Actions have also participated in mediation sessions with Judge Daniel Weinstein.  All such settlement negotiations were conducted at arm’s length and in good faith.  As a result of these settlement negotiations, the parties ultimately agreed to the terms contained herein.

4

By May 2009 the Parties to the Derivative Actions had agreed upon a settlement with all Defendants except Jacob “Kobi” Alexander.  Thereafter, an agreement was reached with Mr. Alexander as well.  The parties’ agreement was reached after repeated meetings, both telephonic and in person, between counsel for Derivative Plaintiffs and Defendants.  Counsel for all parties have independently concluded that the terms of the settlement in the Derivative Actions are fair, reasonable, and adequate both to the Company and its shareholders based upon the benefits and protections offered therein.
The Derivative Plaintiffs and their counsel believe that the claims asserted in the complaints have merit.  Nevertheless, the Derivative Plaintiffs and their counsel, considering the terms of the proposed settlement in the Derivative Actions and the risks associated with the Derivative Plaintiffs’ claims and the litigation, believe that the proposed settlement, described below, is in the best interests of the Company and its shareholders.  Counsel have evaluated information made available in the settlement negotiations, and have taken into account the risks and uncertainties of proceeding with this litigation.  Those risks include the uncertainty of overcoming Defendants’ motions to dismiss, prevailing on the merits, proving liability and damages at trial, and prevailing on post-trial motions and likely appeals.  Counsel have also taken into consideration the value of timely relief versus the delay of protracted litigation, and the substantial time and expense that will be incurred.  Based upon their consideration of all of these factors, as well as the value of the relief obtained, Derivative Plaintiffs and their counsel believe that the settlement is in the best interests of the Company and its Shareholders.
Subject to a guilty plea entered into by Mr. Sorin in another matter, Defendants deny any and all liability to Derivative Plaintiffs and the Company.  Defendants, other than Mr. Kreinberg, deny that any of the claims asserted in the complaints have merit and have agreed to settle the litigation to avoid the expense and burdens of further litigation.  Mr. Kreinberg neither

5

admits nor denies the allegations.  Comverse denies the allegations made in the Derivative Actions to the extent the allegations are inconsistent with the Company’s public filings.
The respective courts have not determined the merits of Derivative Plaintiffs’ claims or Defendants’ defenses.  This Notice does not, and is not intended to, imply that there have been or would be any findings of a violation of law by Defendants or that recovery could be had in any amount if the litigation were not settled.

B.           The Section 16(b) Action

On February 2, 2007, an action was filed in the United States District Court for the Southern District of New York, on behalf of Comverse, against Mr. Danziger and John Does 1-20 pursuant to Section 16(b) of the Exchange Act, to recover so-called “short-swing profits” (the Section 16(b) Action”).  On June 1, 2007, the complaint was amended and captioned Levy v. Koren, No. 07-CV-896 (S.D.N.Y.) (AKH).
Comverse and Mr. Koren each moved to dismiss the amended complaint on July 6 and August 27, 2007, respectively.  Judge Colleen McMahon denied the motions and directed the parties to conduct limited discovery on the issue of whether Mr. Koren was an “officer” under Section 16(b) of the Exchange Act.  The parties conducted discovery and, following completion of discovery, Comverse and Mr. Koren moved for summary judgment on January 15, 2008.
Mr. Koren denies any wrongdoing.  Following the settlement of the Derivative Actions the parties to the Section 16(b) Action engaged in settlement negotiations among themselves and determined that it was in the interest of all parties to simultaneously resolve all section 16(b) claims that were brought for the benefit of the Company relating to the granting of stock options, along with all other shareholder claims.  Thus the parties moved to transfer the Section 16(b) Action to the United States District Court for the Eastern District of New York so

6

that it could be coordinated with the Derivative Actions for purposes of settlement only, as judicial and other economies would be achieved by a single consolidated fairness hearing and notice of settlement.  In evaluating the proposed settlement of the Section 16(b) Action, the parties have considered the following: the benefit being provided by the proposed settlement, including its resolution in the context of a global settlement of all shareholder claims relating to stock options; the uncertainties of the outcome of the Section 16(b) Action; the cost to Comverse of the Section 16(b) Action in which it is advancing Mr. Koren’s legal fees pursuant to his employment agreement; the likelihood that the resolution of the claims in the amended complaint, whenever and however determined, would be submitted for appellate review; and that appellate review would prolong a final adjudication of the claims and defenses asserted, resulting in additional legal fees, which could reduce the amount of any ultimate recovery (whether on a litigated judgment, if plaintiff were to prevail, or settlement).
The court has not determined the merits of plaintiff’s claims or Mr. Koren’s defenses.  This Notice does not, and is not intended to, imply that there have been or would be any findings of a violation of law by Mr. Koren or that recovery could be had in any amount if the litigation were not settled.

II.           TERMS OF THE PROPOSED SETTLEMENTS

A.           The Derivative Actions

The terms and conditions of the proposed settlement of the Derivative Actions are set forth in the Stipulation attached as Exhibit A.  The following description of the terms of the proposed settlement is only a summary.

7

1.	Monetary Remedies and Option Surrenders in the Derivative Actions

           a. Jacob “Kobi” Alexander
Conditioned upon the final approval of the settlements of the Derivative Actions, the shareholder class action, captioned In Comverse Technology, Inc. Securities Litigation, No. 06-CV-1825 (NGG)(RER), pending in the United States District Court for the Eastern District of New York, and the action brought against Mr. Alexander by the SEC, captioned SEC v. Alexander, No. 06-CV-03844 (NGG)(RER), pending in the United States District Court for the Eastern District of New York, as well as the discontinuance with prejudice of Comverse Technology, Inc. v. Alexander, No. 08/600142 (N.Y. Sup. Ct., N.Y. Co.), and other certain events, Mr. Alexander shall contribute a total of $60,000,000 to or for the benefit of Comverse.  The source of the $60,000,000 is a follows: (1) the cash and securities in Mr. Alexander’s brokerage accounts that have been seized and frozen by order of the United States District Court, Eastern District of New York in a forfeiture action brought by the United States Government; (2) the cash surrender value of Mr. Alexander’s split dollar life insurance policies; (3) the amount in Mr. Alexander’s Israeli education fund account(s); (4) the total amount in Mr. Alexander’s Israeli Manager’s Insurance policies (both pension and severance components); and (5) additional cash contributions.

           b. William Sorin
Mr. Sorin will, conditioned upon the dismissal with prejudice of the claims against him in the Derivative Actions and Comverse Technology, Inc. v. Alexander, No. 08/600142, and upon the releases and contribution bar order detailed in the Stipulation, pay $1,000,000 as follows: $500,000 will be paid into escrow for the benefit of Comverse upon execution of the Stipulation, and another $500,000 will be paid to Comverse within two years of the Effective Date of the settlement.  In addition, Mr. Sorin will relinquish his counterclaims against

8

Comverse seeking approximately $2,206,250 in damages relating to, among other things, deferred compensation, lost wages, and cancelled or revoked options and restricted stock.

           c. David Kreinberg
Mr. Kreinberg will, conditioned upon the dismissal with prejudice of the claims against him in the Derivative Actions and Comverse Technology, Inc. v. Kreinberg, No. 09/600052, and upon the releases and contribution bar order detailed in the Stipulation, pay $75,000 into escrow for the benefit of Comverse within ten days of entry of the United States District Court for the Eastern District of New York’s Order preliminarily approving the settlement.  In addition, Mr. Kreinberg will relinquish his counterclaims against Comverse seeking approximately $4,300,000 in damages relating to, among other things, deferred compensation, lost wages, and cancelled or revoked options and restricted stock and an additional approximately $1,000,000 in attorneys’ fees for which Mr. Kreinberg has been seeking indemnification from the Company.

           d. D&T
D&T will, conditioned upon the dismissal with prejudice of the claims against it in the State Derivative Action and upon the releases and contribution bar order detailed in the Stipulation, pay $275,000 into escrow for the benefit of Comverse.

           e. John H. Friedman
Mr. Friedman will, conditioned upon the dismissal with prejudice of the claims against him in the Derivative Actions and upon the releases and contribution bar order detailed in the Stipulation, relinquish all of his 71,000 outstanding unexercised options.  In addition, Mr. Friedman will forfeit any claims concerning deferred compensation or the grant or exercise of any options, except claims concerning his interest in 6,500 vested shares of deferred stock.

9

           f. Sam Oolie
Mr. Oolie will, conditioned upon the dismissal with prejudice of the claims against him in the Derivative Actions and upon the releases and contribution bar order detailed in the Stipulation, relinquish all of his 44,000 outstanding unexercised options.  In addition, Mr. Oolie will forfeit any claims concerning deferred compensation or the grant or exercise of any options, except claims concerning his interest in 6,500 vested shares of deferred stock and his alleged and disputed interest in up to 11,000 warrants.

           g. Ron Hiram
Mr. Hiram will, conditioned upon the dismissal with prejudice of the claims against him in the Derivative Actions and upon the releases and contribution bar order detailed in the Stipulation, relinquish 40,500 of the outstanding unexercised options he holds.  In addition, Mr. Hiram will forfeit any claims concerning deferred compensation or the grant or exercise of the 40,500 outstanding unexercised options discussed above, except claims concerning his interest in 4,000 vested shares of deferred stock.

           h. Comverse’s Insurance Carrier
Comverse’s insurance carrier, on behalf of the Individual Defendants except for Mr. Alexander, Mr. Sorin, and Mr. Kreinberg, will pay $1,000,000 to Comverse.

2.	Corporate Governance
In connection with resolving the Derivative Actions, Comverse has taken certain actions and adopted certain policies including, but not limited to:

a.	All directors who served on the Board at any time during which stock options were backdated are no longer on the Board.

b.	Other than the Chief Executive Officer, all members of the Board will be “independent” as defined by heightened standards adopted by the Board.

c.	The senior management in place at the Company when the Special Committee began its investigation is no longer with the Company.

10

d.
The Company has made the following changes to its management team: (1) the hiring of a new Chief Executive Officer; (2) the hiring of a new General Counsel; (3) the hiring of a new Chief Financial Officer; (4) the hiring of a new Compliance Officer;
(5) the hiring of a new Executive Vice President, Global Human Resources; and (6) the hiring of a Chief Accounting Officer.

e.	The Chairman of the Board will be an independent director.

f.	The positions of Chairman of the Board and Chief Executive Officer will be held by different persons.

g.	The Board’s Corporate Governance Guidelines and Principles, all committee charters, and the Company’s Employee Code of Business Conduct and Ethics were reviewed and revised.

h.
All nonemployee directors will hold one-half of all stock received as compensation (after sale of that portion that may be necessary for payment of tax liability) for at least as long as they continue to serve on the Board.

i.	The Company’s bylaws were amended to permit certain long-term substantial shareholders to propose, in the Company’s own proxy materials, nominees for election as directors (proxy access).

j.
The Board adopted a policy that provides, among other things, that: (1) as a condition for nomination or re-nomination, a director nominee will agree to submit a letter of resignation from the Board if the director fails to receive a majority of the votes cast in an uncontested election, and (2) if a resignation is submitted, the Board will decide, through a process managed by the Corporate Governance and Nominating Committee (and excluding the nominee in question), whether to accept such resignation, it being expected that the Board will accept the resignation absent a compelling reason to the contrary (a Form 8-K to be filed to disclose the Board’s explanation of its decision).

k.	The Board adopted a policy requiring directors to attend the annual meeting of shareholders absent unusual circumstances.

l.	A Board Development Program is in the process of being developed, which will encourage directors to attend at least one director development program or conference per year.

m.	The Board adopted a policy that at least one member of the Audit Committee will qualify as an “audit committee financial expert” as defined by the SEC.

n.	An internal audit unit that reports directly to the Audit Committee was created.

o.	The Special Committee has determined that all equity grants shall require approval of both the Compensation Committee and a majority of the nonemployee members of

11

the Board, unless and until a new stock incentive compensation plan has been approved.
The Defendants acknowledge and agree that the pendency of the Derivative Actions was a contributing factor underlying Comverse’s decision to implement the above actions.

3.	Releases in the Derivative Actions
If the settlement in the Derivative Actions is approved by the respective courts, then upon the Effective Date of the settlement, the Derivative Plaintiffs, on behalf of themselves, and their Related Persons, Comverse, and any Comverse Shareholder, release any Released Claims they may have against any of the Released Persons.  Derivative Plaintiffs also release all claims against the Defendants’ counsel related to the defense of the Derivative Actions.
“Related Persons” means with respect to any Person, such Person’s present and former parent entities, subsidiaries (direct or indirect) and affiliates, and each of their respective present and former shareholders, general partners, limited partners, affiliates, divisions, joint ventures, partnerships, officers, directors, principals, employees, agents, representatives, attorneys, insurers, excess insurers, experts, advisors, investment advisors, underwriters, fiduciaries, trustees, auditors, accountants, representatives, spouses and immediate family members, and the predecessors, heirs, legatees, successors, assigns, agents, executors, devisees, personal representatives, attorneys, advisors and administrators of any of them, and the predecessors, successors, and assigns of each of the foregoing, and any other Person in which any such Person has or had a controlling interest or which is or was related to or affiliated with such Person, and any trust of which such Person is the settlor or which is for the benefit of such Person or member(s) of his or her family.  With respect to D&T, the definition of Related Persons includes Deloitte; provided, however, that David Kreinberg shall not be considered or included as a Related Person of D&T or Deloitte as defined herein.  “Person” means a natural person, individual, corporation, partnership, limited partnership, limited liability partnership,

12

limited liability company, association, joint venture, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof, any business, or legal entity.
“Released Claims” means any statutory or common law claims, rights, demands, suits, matters, issues, or causes of action under federal, state, local, foreign law, or any other law, rule, or regulation, including any claim for breach of fiduciary duty, insider trading, misappropriation of information, failure to disclose, abuse of control, breach of Comverse’s policies or procedures, waste, mismanagement, gross mismanagement, unjust enrichment, misrepresentation, fraud, breach of contract, negligence, breach of duty of care or other duty, violations of law, money damages, injunctive relief, corrective disclosure, damages, penalties, disgorgement, restitution, contribution, indemnity, interest, attorneys’ fees, expert or consulting fees, and any and all other costs, expenses, or liability whatsoever, whether based on federal, state, local, foreign, statutory, common law, or any other law, rule, or regulation, whether fixed or contingent, accrued or un-accrued, liquidated or un-liquidated, at law or in equity, matured or un-matured, whether known or Unknown, that were asserted, or could have been asserted in the Derivative Actions by Comverse, Derivative Plaintiffs, or any Comverse Shareholder, derivatively on behalf of Comverse, in any court of competent jurisdiction or any other adjudicatory tribunal, against the Released Persons in connection with, arising out of, related to, based upon, in whole or in part, directly or indirectly, in any way, to the facts, transactions, events, occurrences, acts, disclosures, oral or written statements, representations, filings, publications, disseminations, press releases, presentations, accounting practices or procedures, compensation practices or procedures, omissions or failures to act which were or which could have been alleged or described in the Derivative Actions by Comverse, Derivative Plaintiffs, or any Comverse Shareholder, derivatively on behalf of Comverse.  The “Released Claims” include

13

but are not limited to any and all claims related to or arising out of the matters reported in Comverse’s Form 8-Ks dated November 5, 2007, January 29, 2008, March 16, 2009, and April 27, 2009; Comverse’s compensation practices; Comverse’s backdating of options; Comverse’s administration of a secret options reserve fund; Comverse’s recycling of unexercised options from departed employees to other employees, or any other Comverse options dating or granting practice, procedure, or policy; Comverse’s issuance and administration of employee stock options; Comverse’s earnings manipulation, finances, or accounting; Comverse’s public filings and statements; revenue recognition issues; payments made by individuals in foreign jurisdictions on behalf of Comverse or its Related Persons; audits or reviews of Comverse’s consolidated financial statements for the fiscal year ended January 31, 2005, the first three quarters of the fiscal year-end January 31, 2006, or any prior period; the Report of the Special Committee, the Shareholder Class Action, the FBI affidavit in support of arrest warrants issued against defendants Alexander, Kreinberg, and Sorin, or the SEC’s complaints against defendants Alexander, Kreinberg, and Sorin that were asserted, or could have been asserted in the Derivative Actions by Comverse, Derivative Plaintiffs, or any Comverse Shareholder, derivatively on behalf of Comverse.  Notwithstanding any of the foregoing, the Released Claims do not include any nonderivative class claims or claims that already have been asserted in the Shareholder Class Action.
“Released Persons” means each and all of the Defendants, and each and all of their respective Related Persons.
Upon the Effective Date, each Defendant, on behalf of himself or itself and on behalf of his or its respective Related Persons, releases any Released Defendants’ Claims they may have against any of the Derivative Plaintiffs and Derivative Plaintiffs’ Counsel and their

14

subsidiaries, affiliates, members, directors, officers, employees, partners, agents, heirs, administrators, successors, and assigns.
Upon the Effective Date, each Defendant and his or its Related Persons shall be deemed to have, and by operation of this Stipulation shall have fully, finally, and forever released, relinquished, and discharged each other and their respective Related Persons from all claims (including Unknown Claims), arising out of, relating to, or in connection with the Released Claims.  Notwithstanding any other provision of the Stipulation or anything contained in any Exhibit (i.e., the Stipulation’s exhibits) to the contrary, nothing in the Stipulation or in any Exhibit (i.e., the Stipulation’s exhibits) shall be construed to (a) release, discharge, extinguish, or otherwise compromise any claims or potential claims that Comverse or any Person who is or was a defendant in the Derivative Actions may have under or relating to any policy of liability or other insurance, (b) release, discharge, extinguish, or otherwise compromise any obligation owed to Comverse or any Person who is or was a defendant in the Derivative Actions by an insurer, co-insurer, or reinsurer, or (c) release or discharge any claim by Deloitte (as defined in the Stipulation) for professional fees now due and owing, or that in the future may become due and owing, by Comverse or any of its affiliates for professional services rendered.  Notwithstanding anything in this paragraph, the exchange of releases between Mr. Alexander and Comverse and the scope of such releases shall be in accordance with the terms set forth in Exhibit C to the Stipulation.
B.           The Section 16(b) Action
The terms and conditions of the proposed settlement of the Section 16(b) Action are set forth in the Section 16(b) Stipulation attached as Exhibit B. The following description of the terms of the proposed Section 16(b) settlement is only a summary.

15

1.            Monetary Remedies and Option Surrender in the Section 16(b) Action
Mr. Koren will pay $150,000 to the Company on or before the tenth business day after the order approving the section 16(b) settlement becomes final.  Mr. Koren will also, conditioned upon the order approving the settlement becoming final, relinquish all right, title, and interest that he has in 92,500 outstanding unexercised options to acquire shares of the Company’s common stock and agrees that all rights to exercise such options, including his rights under stock option grant agreements, shall be cancelled and shall be deemed null and void.

2.            Releases in the Section 16(b) Action
Mr. Koren releases, waives, and forfeits any and all claims against Comverse, its affiliated companies, subsidiaries, directors, and officers relating to deferred compensation or Comverse’s purchase of his equity interest in investments, or any other compensation relating to his employment.
Plaintiff in the Section 16(b) Action and Comverse jointly and severally release and discharge Mr. Koren and any and all current and former directors and officers (including the “John Does” referenced in the Amended Complaint) of the Company from claims for alleged violations of Section 16(b) of the Exchange Act and Rule 16a-1 (17 C.F.R. § 240.16a-1) promulgated thereunder, including from any and all liability and damages under or based upon any and all, known or unknown, alleged violations of Section 16(b) of the Exchange Act and Rule 16a-1 (17 C.F.R. § 240.16a-1) promulgated thereunder, that have been, could have been, or might have been asserted in the Section 16(b) Action, on behalf of plaintiff, any other person or entity, Comverse, and/or any and all owners of any security (as defined in Section 3(a)(10) of the Exchange Act) issued by Comverse, or any of them, whether individually, directly, representatively, derivatively or in any other capacity, against Mr. Koren.

16

III.           ATTORNEYS’ FEES AND EXPENSES

A.           The Derivative Actions
Derivative Plaintiffs’ Counsel shall apply for an award of attorneys’ fees and reimbursements for Derivative Plaintiffs’ Counsel (the “Derivative Fee and Expense Application”) not to exceed $9,350,000 and to be paid by Comverse, subject to court approval.
Derivative Plaintiffs’ Counsel in the Derivative Actions are: Bernstein Litowitz Berger & Grossmann LLP, 1285 Avenue of the Americas, New York, New York  10019; Barroway Topaz Kessler Meltzer & Check, LLP, 280 King of Prussia Road, Radnor, Pennsylvania  19087; and Milberg LLP, One Penn Plaza, New York, New York  10119-0165.
The application for attorneys’ fees will be submitted on behalf of Plaintiffs’ Counsel and the following additional counsel in the Derivative Actions: Ballon Stoll Bader & Nadler, P.C., 1450 Broadway, 14th Floor, New York, New York  10018; Berman DeValerio, One Liberty Square, Boston, Massachusetts  02109; Brower Piven, 488 Madison Avenue, Eighth Floor, New York, New York  10022; Faruqi & Faruqi, LLP, 369 Lexington Avenue, 10th Floor, New York, New York  10017-6531; Gardy & Notis, LLP, 560 Sylvan Avenue, Englewood Cliffs, New Jersey  07632; Law Offices Bernard M. Gross, P.C., Suite 450, The Wanamaker Building, Juniper and Market Streets, 100 Penn Square East, Philadelphia, Pennsylvania  19107; Harwood Feffer LLP, 488 Madison Avenue, 8th Floor, New York, New York  10022; and The Weiser Law Firm, P.C., 121 N. Wayne Avenue, Suite 100, Wayne, Pennsylvania  19087.

B.           The Section 16(b) Action
Plaintiff’s counsel in the Section 16(b) Action shall apply for an award of attorneys’ fees and reimbursements (the “Section 16(b) Fee and Expense Application”) not to exceed $250,000 and to be paid by Comverse, subject to court approval.
Plaintiff’s counsel in the Section 16(b) Action is Abraham Fruchter & Twersky LLP, One Penn Plaza, Suite 2805, New York, New York  10119.

17

IV.           SETTLEMENT HEARING AND YOUR RIGHT TO OBJECT
The Honorable Nicholas G. Garaufis of United States District Court for the Eastern District of New York, will hold a hearing (the “Settlement Hearing”) on June 21, 2010, at 10:00 a.m. at the United States Courthouse, 225 Cadman Plaza East, Brooklyn, New York 11201, to consider whether to grant final approval of the proposed Settlements.  You have a right to appear in person or through counsel at the Settlement Hearing to object to the terms of the proposed Settlements or otherwise present evidence or argument that may be proper and relevant.  However, you shall not be heard, and no papers, briefs, or other documents provided by you shall be received and considered by the court (unless the court in its discretion shall thereafter otherwise direct, upon application of such person and for good cause shown), unless not later than May 24, 2010, you file with the Court:
(a) a written notice of intention to appear;

(b) competent evidence that you held shares of Comverse common stock as of April 2, 2010, if you are objecting to the Settlement of the Derivative Actions, or April 5, 2010, if you are objecting to the Settlement of the Section 16(b) Action, and that you continue to hold shares of Comverse common stock as of the date of the Settlement Hearing; and

(c) a statement of your objections to any matters before the Court, the grounds therefor or the reasons for your desiring to appear and be heard, as well as all documents or writings you desire the Court to consider.

The addresses for filing and serving objections to the Derivative Actions are:

18

The Court:	Clerk of Court United States Courthouse 225 Cadman Plaza East Brooklyn, New York 11201

Attorneys for Plaintiff Louisiana Municipal Police Employees’ Retirement System in the Federal Derivative Action:	Steven B. Singer BERNSTEIN LITOWITZ BERGER & GROSSMANN LLP 1285 Avenue of the Americas New York, New York 10019

Attorneys for Plaintiffs Leonard Sollins and Timothy Hill in the State Derivative Action:	Benjamin Y. Kaufman MILBERG LLP One Penn Plaza New York, New York 10119-165

Eric L. Zagar BARROWAY TOPAZ KESSLER MELTZER & CHECK, LLP 280 King of Prussia Road Radnor, Pennsylvania

Attorneys for Nominal Defendant Comverse Technology, Inc.:	Daniel J. Horwitz DICKSTEIN SHAPIRO LLP 1633 Broadway New York, New York 10019

Attorneys for Defendant Jacob “Kobi” Alexander:	Jeremy Temkin MORVILLO, ABRAMOWITZ, GRAND, IASON, ANELLO & BOHRER, P.C. 565 Fifth Avenue New York, New York 10017
The addresses for filing and serving objections to the Section 16(b) Action are:
The Court:	Clerk of Court United States Courthouse 225 Cadman Plaza East Brooklyn, New York 11201

Attorneys for Plaintiff Mark Levy:	Mitchell M.Z. Twersky ABRAHAM FRUCHTER & TWERSKY LLP One Penn Plaza Suite 2805 New York, New York 10119

19

Attorneys for Nominal Defendant Comverse Technology, Inc.:	Miranda S. Schiller WEIL, GOTSHAL & MANGES LLP 767 Fifth Avenue New York, New York 10153

Attorneys for Defendant Koren:	Seth T. Taube BAKER BOTTS LLP 30 Rockefeller Plaza New York, New York 10112

Even if you do not appear at the Settlement Hearing, the court will consider your written submission.  Unless the court otherwise directs, you shall not be entitled to object to the approval of the Settlements, to any order and final judgment entered thereon, to the Derivative or Section 16(b) Fee and Expense Applications, or to otherwise be heard, except by serving and filing a written objection and supporting papers and documents as prescribed above.  If you fail to object in the manner and within the time prescribed above you shall be deemed to have waived your right to object (including the right to appeal) and shall forever be barred, in this proceeding or in any other proceeding, from raising such objection(s).
IV.           FURTHER INFORMATION
For more details about the matters involved in the Derivative Actions, you may inspect the case files of the United States District Court for the Eastern District of New York for In re Comverse Technology. Inc. Derivative Litigation, No. 06-Civ-1849 (NGG)(RER), at the Courthouse located at 225 Cadman Plaza East, Brooklyn, New York 11201, and of the New York Supreme Court for In re Comverse Technology, Inc. Derivative Litigation, Case No. 601272/06, at the Courthouse located at 60 Centre Street, New York, New York 10007 during regular business hours.  Any other inquiries regarding the Derivative Actions should be addressed in the first instance to Derivative Plaintiffs Counsel:

20

Attorneys for Plaintiff Louisiana Municipal Police Employees’ Retirement System in the Federal Derivative Action:	Mark Lebovitch Steven B. Singer Laura Helen Gundersheim BERNSTEIN LITOWITZ BERGER & GROSSMANN LLP 1285 Avenue of the Americas New York, New York 10019 (212) 554-1400

Attorneys for Plaintiffs Leonard Sollins and Timothy Hill in the State Derivative Action:	Benjamin Y. Kaufman Neil Fraser Todd L. Kammerman MILBERG LLP One Penn Plaza New York, New York 10119-0165 (212) 594-5300

Eric L. Zagar Michael Wagner Tara P. Kao BARROWAY TOPAZ KESSLER MELTZER & CHECK, LLP 280 King of Prussia Road Radnor, Pennsylvania (610) 822-2209

For more details about the matters involved in the Section 16(b) Action, you may inspect the case files of the United States District Court for the Eastern District of New York for In re Comverse Technology. Inc. Derivative Litigation, No. 06-Civ-1849 (NGG)(RER), at the Courthouse located at 225 Cadman Plaza East, Brooklyn, New York 11201, and of the United States District Court for the Southern District of New York for Levy v. Koren, No. 07-Civ-896, at the Courthouse located at 500 Pearl Street, New York, NY  10007 during regular business hours.  Any other inquiries regarding the Section 16(b) Action should be addressed in the first instance to counsel for plaintiff in the Section 16(b) Action:

21

Attorneys for Plaintiff Mark Levy	Mitchell M.Z. Twersky ABRAHAM FRUCHTER & TWERSKY LLP One Penn Plaza Suite 2805 New York, New York 10119 (212) 279-5050

PLEASE DO NOT CALL OR DIRECT ANY INQUIRIES TO THE COURTS.
DATED: April 7, 2010	BY ORDER OF THE COURT UNITED STATES DISTRICT COURT EASTERN DISTRICT OF NEW YORK

22

EXHIBIT A

UNITED STATES DISTRICT COURT
EASTERN DISTRICT OF NEW YORK
IN RE COMVERSE TECHNOLOGY, INC. DERIVATIVE LITIGATION	06-CV-1849 (NGG)(RER)

SUPREME COURT OF THE STATE OF NEW YORK
COUNTY OF NEW YORK
IN RE COMVERSE TECHNOLOGY, INC. DERIVATIVE LITIGATION	No. 601272/06 Hon. Richard B. Lowe III, J.S.C.

STIPULATION OF COMPROMISE AND SETTLEMENT

This Stipulation of Compromise and Settlement is made and entered into as of the 17th day of December, 2009 (the “Stipulation”), subject to the approval of the respective courts, by and between the following parties to the above-entitled actions (the “Derivative Actions”): (1) plaintiffs Leonard Sollins, Timothy Hill, and Louisiana Municipal Police Employees’ Retirement System (collectively, “Plaintiffs”), each of whom has brought suit derivatively for and on behalf of nominal defendant Comverse Technology, Inc. (“Comverse” or the “Company”); (2) nominal defendant Comverse; and (3) the Defendants (as defined in Section 1.6); all by and through their counsel of record (collectively, the “Parties,” as defined in Section 1.19).  This Stipulation is intended by the Parties to fully, finally, and forever resolve, discharge, and settle the Released Claims (as defined in Section 1.26), upon and subject to the terms and conditions hereof.

I.	DEFINITIONS

As used in this Stipulation, the following terms shall have the meanings specified below:

Exhibit A - 1

1.1 “Alexander Apartments” means the seven apartments titled in Jacob “Kobi” Alexander’s name, which are the subject of a pre-judgment attachment order (the “Order of Attachment”) entered in Comverse Technology, Inc. v. Jacob “Kobi” Alexander, No. 600142/08, pending in the Supreme Court of the State of New York.

1.2 “Board” means the Board of Directors of Comverse.

1.3 “Civil Forfeiture Action” means United States of America v. All Funds on Deposit at: Citigroup Smith Barney Account No. 600-00338 held in the name of Kobi Alexander and Citigroup Smith Barney Account No. 600-27694 held in the name of Kobi J. Alexander, No. 06-CV-03730 (NGG)(RER), pending in the United States District Court for the Eastern District of New York.

1.4 “Compensation Committee” means the committee, formerly known as the Remuneration and Stock Option Committee, comprised of members of the Comverse Board that has overall responsibility for the compensation of the Company’s directors and executive officers, and for approving the director and officer compensation plans, policies, and programs of the Company.

1.5 “Complaints” means the Consolidated and Amended Shareholder Derivative Complaint filed in the State Derivative Action and the Consolidated, Amended and Verified Shareholder Derivative Complaint filed in the Federal Derivative Action, collectively.

1.6 “Defendants” means Comverse, D&T, and the Individual Defendants.

1.7 “Deloitte” means Deloitte & Touche LLP (“D&T”), Deloitte LLP (formerly known as Deloitte & Touche USA LLP), Deloitte Consulting LLP, Deloitte Tax LLP, Deloitte Financial Advisory Services LLP, Deloitte Touche Tohmatsu (“DTT”) and any and all DTT associate and member firms, all their respective, past, present and future parent companies,

Exhibit A - 2

subsidiaries, affiliates, divisions, related entities, joint venturers, subcontractors, agents, attorneys, insurers, subrogees, co-insurers and reinsurers, all their respective, past, present and future officers, directors, employees, members, partners, principals, shareholders and owners, and all their respective heirs, executors, administrators, personal representatives, predecessors, successors, transferees, and assigns; except that David Kreinberg is not included in the definition of Deloitte and is specifically excluded from the definition of Deloitte.  D&T is a defendant in only the State Derivative Action.

1.8  “Derivative Actions” means the State Derivative Action and the Federal Derivative Action, collectively.

1.9 “Direct Actions” means the actions brought by Comverse against Jacob “Kobi” Alexander and William Sorin in the Supreme Court of the State of New York, Comverse Technology, Inc. v. Alexander, No. 08/600142, and against David Kreinberg in the Supreme Court of the State of New York, Comverse Technology, Inc. v. Kreinberg, No. 09/600052.

1.10 “Effective Date” means the date of completion of the following: (a) entry of an Order and Final Judgment approving in all material respects this Stipulation; (b) entry of an Order dismissing with prejudice the State Derivative Action; and (c) either (1) expiration of the time to appeal or otherwise seek review of the Order and Final Judgment and the order dismissing the State Derivative Action, without any appeal having been taken or review sought, or (2) if an appeal is taken or review sought, the expiration of five (5) days after an appeal or review shall have been dismissed or finally determined by the highest court before which such appeal or review is sought and which affirms the material terms of such settlement and/or Order and Final Judgment and/or order dismissing the State Derivative Action and is not subject to further judicial review.

Exhibit A - 3

1.11 “Federal Court” means the United States District Court for the Eastern District of New York.

1.12 “Federal Derivative Action” means In re Comverse Technology, Inc., No. 06-CV-1849 (NGG)(RER), pending in the United States District Court for the Eastern District of New York, before the Honorable Nicholas Garaufis.

1.13 “Federal Dismissal” means the entry of an order dismissing with prejudice the Federal Derivative Action.

1.14 “Federal Lead Plaintiff” means Louisiana Municipal Police Employees’ Retirement System.

1.15 “Individual Defendants” means Jacob “Kobi” Alexander (“Mr. Alexander” or “Alexander”), Raz Alon, Dan Bodner, Zeev Bregman, Itsik Danziger, John H. Friedman, Francis Girard, Ron Hiram, David Kreinberg, Igal Nissim, Sam Oolie, Shawn K. Osborne, William F. Sorin, Shaula A. Yemini, and Yechiam Yemini.  Individual Defendant Raz Alon is a defendant in only the Federal Derivative Action.1

1.16 “Nominal Defendant” means Comverse.

1.17 “Notice” means the Notice of Pendency and Settlement of Derivative Actions and of Settlement Hearing, substantially in the form submitted contemporaneously herewith as Exhibit 1 to Exhibit A.

1.18 “Order and Final Judgment” means an order and final judgment substantially in the form of Exhibit B hereto.

1.19 “Parties” means collectively, Plaintiffs, Defendants, and Nominal Defendant.

_________________________
1 Zvi Alexander and Carmel Vernia were named as defendants in the Derivative Actions, but service was never perfected.  As former officers and/or directors of Comverse, they are included as part of the definition of Released Persons and will be released as part of the proposed Settlement.

Exhibit A - 4

1.20  “Person” means a natural person, individual, corporation, partnership, limited partnership, limited liability partnership, limited liability company, association, joint venture, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof, any business, or legal entity.

1.21 “Plaintiffs” means Leonard Sollins, Timothy Hill, and Louisiana Municipal Police Employees’ Retirement System.

1.22 “Plaintiffs’ Counsel” means Milberg LLP; Barroway Topaz Kessler Meltzer & Check, LLP; and Bernstein Litowitz Berger & Grossmann LLP.

1.23 “Preliminary Order” means an order substantially in the form of Exhibit A hereto, preliminarily approving the Settlement and directing notice thereof to shareholders.

1.24 “Publication Notice” means the Summary Notice of Pendency and Settlement of Derivative Actions and of Settlement Hearing, substantially in the form submitted contemporaneously herewith as Exhibit 2 to Exhibit A.

1.25 “Related Persons” means, with respect to any Person, such Person’s present and former parent entities, subsidiaries (direct or indirect) and affiliates, and each of their respective present and former shareholders, general partners, limited partners, affiliates, divisions, joint ventures, partnerships, officers, directors, principals, employees, agents, representatives, attorneys, insurers, excess insurers, experts, advisors, investment advisors, underwriters, fiduciaries, trustees, auditors, accountants, representatives, spouses and immediate family members, and the predecessors, heirs, legatees, successors, assigns, agents, executors, devisees, personal representatives, attorneys, advisors and administrators of any of them, and the predecessors, successors, and assigns of each of the foregoing, and any other Person in which any such Person has or had a controlling interest or which is or was related to or affiliated with

Exhibit A - 5

such Person, and any trust of which such Person is the settlor or which is for the benefit of such Person or member(s) of his or her family.  With respect to D&T, the definition of Related Persons includes Deloitte; provided, however, that David Kreinberg shall not be considered or included as a Related Person of D&T or Deloitte as defined herein.

1.26 “Released Claims” means any statutory or common law claims, rights, demands, suits, matters, issues, or causes of action under federal, state, local, foreign law, or any other law, rule, or regulation, including any claim for breach of fiduciary duty, insider trading, misappropriation of information, failure to disclose, abuse of control, breach of Comverse’s policies or procedures, waste, mismanagement, gross mismanagement, unjust enrichment, misrepresentation, fraud, breach of contract, negligence, breach of duty of care or other duty, violations of law, money damages, injunctive relief, corrective disclosure, damages, penalties, disgorgement, restitution, contribution, indemnity, interest, attorneys’ fees, expert or consulting fees, and any and all other costs, expenses, or liability whatsoever, whether based on federal, state, local, foreign, statutory, common law, or any other law, rule, or regulation, whether fixed or contingent, accrued or un-accrued, liquidated or un-liquidated, at law or in equity, matured or un-matured, whether known or Unknown, that were asserted, or could have been asserted in the Derivative Actions by Comverse, Plaintiffs, or any Comverse Shareholder, derivatively on behalf of Comverse, in any court of competent jurisdiction or any other adjudicatory tribunal, against the Released Persons in connection with, arising out of, related to, based upon, in whole or in part, directly or indirectly, in any way, to the facts, transactions, events, occurrences, acts, disclosures, oral or written statements, representations, filings, publications, disseminations, press releases, presentations, accounting practices or procedures, compensation practices or procedures, omissions or failures to act which were or which could have been alleged or

Exhibit A - 6

described in the Derivative Actions by Comverse, Plaintiffs, or any Comverse Shareholder, derivatively on behalf of Comverse.  The “Released Claims” include but are not limited to any and all claims related to or arising out of the matters reported in Comverse’s Form 8-Ks dated November 5, 2007, January 29, 2008, March 16, 2009, and April 27, 2009; Comverse’s compensation practices; Comverse’s backdating of options; Comverse’s administration of a secret options reserve fund; Comverse’s recycling of unexercised options from departed employees to other employees, or any other Comverse options dating or granting practice, procedure, or policy; Comverse’s issuance and administration of employee stock options; Comverse’s earnings manipulation, finances, or accounting; Comverse’s public filings and statements; revenue recognition issues; payments made by individuals in foreign jurisdictions on behalf of Comverse or its Related Persons; audits or reviews of Comverse’s consolidated financial statements for the fiscal year ended January 31, 2005, the first three quarters of the fiscal year-end January 31, 2006, or any prior period; the Report of the Special Committee, the Shareholder Class Action, the FBI affidavit in support of arrest warrants issued against defendants Alexander, Kreinberg, and Sorin, or the SEC’s complaints against defendants Alexander, Kreinberg, and Sorin that were asserted, or could have been asserted in the Derivative Actions by Comverse, Plaintiffs, or any Comverse Shareholder, derivatively on behalf of Comverse.  Notwithstanding any of the foregoing, the Released Claims do not include any nonderivative class claims or claims that already have been asserted in the Shareholder Class Action.

1.27 “Released Defendants’ Claims” means any and all claims, rights or causes of action or liabilities whatsoever, whether based on federal, state, local, statutory or common law or any other law, rule, or regulation, including both known claims and Unknown Claims, that

Exhibit A - 7

have been or could have been asserted in the Derivative Actions or any forum by the Defendants or any of them or the successors, and assigns of any of them against any of the Plaintiffs and Plaintiffs’ Counsel and their subsidiaries, affiliates, members, directors, officers, employees, partners, agents, heirs, administrators, successors, and assigns, which arise out of or relate in any way to the institution, prosecution, or settlement of the Derivative Actions (except for claims to enforce the terms of this Settlement).

1.28 “Released Persons” means each and all of the Defendants, and each and all of their respective Related Persons.

1.29 “SEC” means the United States Securities and Exchange Commission.

1.30 “Settlement” means the settlement and compromise of the Derivative Actions as provided for herein.

1.31 “Settlement Hearing” means the hearing or hearings at which the Federal Court will review the adequacy, fairness, and reasonableness of the Settlement.

1.32 “Shareholder(s)” means any holder of record or beneficial holder of Comverse common stock.

1.33 “Shareholder Class Action” means In re Comverse Technology, Inc. Securities Litigation, No. 06-CV-01825 (NGG)(RER), pending in the United States District Court for the Eastern District of New York.

1.34 “Shareholder Class Action Settlement” means (a) an entry of a final order and judgment entered by the court approving the settlement in the Shareholder Class Action and (b) an entry of an order by the court in the Shareholder Class Action finding that common stock issued by Comverse (in lieu of paying in cash a portion of the amounts otherwise required to be

Exhibit A - 8

paid in cash by the settlement in the Shareholder Class Action) is exempt from registration under Section 3(a)(10) of the Securities Act of 1933.

1.35 “Special Committee” means the committee appointed by the Board on March 10, 2006, to oversee a review of the Company’s historical stock option grants, including the administration of a secret options reserve fund and the recycling of unexercised options from departed employees, as well as a review of issues related to revenue recognition and earnings manipulation.

1.36 “State Court” means the Supreme Court of the State of New York, County of New York.

1.37 “State Derivative Action” means In re Comverse Technology, Inc., No. 601272/2006, pending in the Supreme Court of the State of New York, County of New York before the Honorable Richard Lowe III.

1.38 “State Dismissal” means the entry of an order dismissing with prejudice the State Derivative Action.

1.39 “State Lead Plaintiffs” means Leonard Sollins and Timothy Hill.

1.40 “Stipulation” means this Stipulation of Compromise and Settlement.

1.41 “Unknown Claims” means any Released Claims which Comverse, the Plaintiffs, or any Comverse Shareholder does not know or suspect to exist in his, her, or its favor at the time of the release of the Released Persons and any Released Defendants’ Claims, which any Defendant does not know or suspect to exist in his, her, or its favor, which, if known by him, her, or it, might have affected his, her, or its decision(s) with respect to this Settlement.  With respect to any and all Released Claims and Released Defendants’ Claims, the Parties stipulate and agree that upon the Effective Date, the Plaintiffs and the Defendants shall expressly waive, and any

Exhibit A - 9

other Comverse Shareholder shall be deemed to have waived, and by operation of the Order and Final Judgment shall have expressly waived, any and all provisions, rights, and benefits conferred by any law of any state or territory of the United States, or principle of common law, which is similar, comparable, or equivalent to California Civil Code section 1542, which provides:

A general release does not extend to claims which the
creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

Plaintiffs and Defendants acknowledge, and any Comverse Shareholder by operation of law shall be deemed to have acknowledged, that the inclusion of “Unknown Claims” in the definition of Released Claims and Released Defendants’ Claims was separately bargained for and was a key element of the Settlement.

II.	FACTUAL AND PROCEDURAL BACKGROUND

2.1 On March 3, 2006, Comverse received a telephone call from The Wall Street Journal regarding unusual patterns in the Company’s stock option grants.

2.2 On March 14, 2006, the Company announced the creation of a Special Committee to review matters relating to the Company’s stock option grants, including, but not limited to, the accuracy of the stated dates of option grants and whether all proper corporate procedures were followed.  The objectives of the Special Committee’s investigation were to discover whether the Company’s stock option grants had been backdated and, if so, to determine the extent of such backdating and who was involved, to investigate other practices that were inconsistent with the requirements of the Company’s stock option plans, including the recycling of unexercised options from departed employees to other employees, and to investigate option

Exhibit A - 10

grants to fictitious accounts.  The Special Committee also performed an investigation of issues relating to revenue recognition and earnings manipulation.

2.3 On March 18, 2006, The Wall Street Journal published an article titled “The Perfect Payday” reporting that several companies, including Comverse, had peculiar patterns of option granting, and questioning the accuracy of the stated dates of certain option grants.

2.4 On or about April 11, 2006, the State Derivative Action was brought on behalf of the Company, alleging that certain defendants improperly engaged in, approved, and/or benefited from the “backdating” of stock options grants beginning in approximately 1991.  The initial State Derivative Action was ultimately consolidated with various other shareholder actions and a Consolidated and Amended Shareholder Derivative Complaint was filed on or about September 18, 2006.

2.5 The Federal Derivative Action was initially commenced on or about April 20, 2006, similarly alleging that certain defendants improperly engaged in, approved, and benefited from the “backdating” of stock option grants, and that Comverse’s financial results were inaccurate as a result.  The initial federal derivative action was ultimately consolidated with various other shareholder actions, and a Consolidated, Amended and Verified Shareholder Derivative Complaint was filed on or about October 6, 2006.

2.6 On December 20, 2007, and December 21, 2007, the defendants in the Federal Derivative Action filed various motions to dismiss and, on December 21, 2007, the Federal Lead Plaintiff filed its omnibus opposition to defendants’ motion to dismiss.

2.7 On January 10, 2007, Comverse filed its motion to dismiss for failure to make a pre-suit demand in the State Derivative Action.  On March 20, 2007, State Lead Plaintiffs filed their opposition to Comverse’s motion to dismiss.

Exhibit A - 11

2.8 During the briefing of Comverse’s motion to dismiss the State Derivative Action, Comverse and the State Lead Plaintiffs, through their counsel, had several discussions regarding the litigation.

2.9 Comverse voluntarily provided State Lead Plaintiffs with limited discovery, and State Lead Plaintiffs provided the Special Committee with certain information obtained through State Lead Plaintiffs’ own independent investigation. Information provided to the Special Committee concerning the earnings manipulation was included in Comverse’s filing with the SEC in its Form 8-K dated January 29, 2008.

2.10 By Decision and Order dated August 7, 2007, Justice Lowe granted Nominal Defendant Comverse’s motion to dismiss the State Derivative Action.  On November 7, 2007, the State Lead Plaintiffs appealed the August 7, 2007 Decision and Order of the State Court.

2.11 On January 16, 2008, the Company filed a lawsuit in the Supreme Court of the State of New York, County of New York, captioned Comverse Technology, Inc. v. Alexander, No. 08/600142, against Mr. Alexander and Mr. Sorin asserting claims of fraud, breach of fiduciary duty, and unjust enrichment arising out of the options backdating scheme.  On June 3, 2008, as part of this action against Mr. Alexander, the Company obtained an attachment order against the Alexander Apartments.  Mr. Alexander and Mr. Sorin alleged counterclaims against Comverse.

2.12 On January 17, 2008, the Company filed a lawsuit against Mr. Kreinberg in the Superior Court of New Jersey, Bergen County.  This action was subsequently re-filed in the Supreme Court of the State of New York, County of New York, captioned Comverse Technology, Inc. v. Kreinberg, No. 600052/09.  The complaint alleged fraud, breach of fiduciary duty, and unjust enrichment arising out of the options backdating scheme.

Exhibit A - 12

2.13 On April 22, 2008, defendants’ motions to dismiss the Federal Derivative Action were held in abeyance pending the resolution of State Lead Plaintiffs’ appeal in the Supreme Court of the State of New York, Appellate Division, First Department.  By decision and order dated October 7, 2008, the Appellate Division, First Department reversed Justice Lowe’s August 7, 2007 Decision and Order and ordered that the complaint in the State Derivative Action be reinstated.

2.14 After the complaint was reinstated in the State Derivative Action, discovery in the Derivative Actions proceeded, including the production by Comverse of approximately 200,000 pages of documents.

2.15 The motions to dismiss in the Federal Derivative Action remain outstanding, and (other than a motion filed by one of the Individual Defendants, which was withdrawn without prejudice subject to restoration on the existing record if the Settlement is not consummated) motions to dismiss were never filed (or re-filed) in the State Derivative Action.  The time to respond to the State Derivative Complaint was extended and has not expired.

2.16 On January 12, 2009, the State Lead Plaintiffs attended a mediation with the Honorable Daniel Weinstein (Ret.) of JAMS.

2.17 After the January 12, 2009 mediation, the Parties engaged in discussions and negotiations regarding a possible negotiated resolution of the claims in the Derivative Actions.  Plaintiffs’ Counsel met several times with counsel for the Special Committee and with the Company’s counsel in the Shareholder Class Action to discuss possible settlement terms.  Plaintiffs’ Counsel, together with the Special Committee’s counsel and the Company’s counsel in the Shareholder Class Action, also met with counsel for defendants Alexander, Sorin, and Kreinberg.  Plaintiffs’ Counsel also held multiple telephone conferences with various

Exhibit A - 13

defendants’ counsel, the Special Committee’s counsel, and the Company’s counsel in the Shareholder Class Action, concerning possible settlement terms.

2.18 During their settlement discussions following the January 12, 2009 mediation, the Parties continued to engage in formal discovery, including several depositions of key witnesses.

2.19 By May 2009, the Parties had agreed upon a settlement with all defendants except Mr. Alexander, and the Parties updated Justice Lowe in that regard.

2.20 On May 11, 2009, the State Lead Plaintiffs, the Federal Lead Plaintiff, the Company’s counsel in the Shareholder Class Action, the Special Committee’s counsel, and Alexander participated in another mediation with Judge Weinstein.

2.21 After the mediation, Comverse and Plaintiffs reached a settlement in principle with Mr. Alexander.

2.22 On July 15, 2009, the parties to the Shareholder Class Action reached an agreement in principle to settle the Shareholder Class Action.

2.23 Comverse and Plaintiffs believe that the proposed Settlement is in the best interests of Comverse and Comverse’s Shareholders.

2.24 In sum, for approximately one year, the Parties engaged in extensive negotiations, with and without a mediator’s assistance, regarding a potential settlement of the Derivative Actions.  To that end, counsel for the Parties have met in person, participated in numerous telephonic conferences and other communications, exchanged information and documents, and conducted confirmatory investigation.  Several Parties have also participated in mediation sessions with Judge Weinstein.  All such settlement negotiations were conducted at

Exhibit A - 14

arm’s length and in good faith.  As a result of these settlement negotiations, the Parties ultimately agreed to the terms contained herein.

NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED by and between the undersigned counsel for the Parties herein that the Released Claims shall be and hereby are compromised, settled, discontinued, and dismissed with prejudice and without costs (except as defined herein) as to all Released Persons upon the following terms and conditions.

III.	SETTLEMENT OF DERIVATIVE ACTIONS

3.1 Defendants’ Denial of Liability.  Subject to Mr. Sorin’s allocution in connection with his guilty plea2 relating to the backdating scheme, each of the Individual Defendants (other than Mr. Kreinberg) and D&T have denied and continue to deny all of the claims in the Derivative Actions, and have denied and continue to deny having committed, aided, or attempted to commit any violations of law or breach of any duty of any kind or otherwise having acted in any improper manner.  Mr. Kreinberg neither admits nor denies the allegations made in the Derivative Actions and the Direct Actions.  Comverse denies the allegations made in the Derivative Actions and Shareholder Class Action to the extent the allegations are inconsistent with the Company’s public filings.  The Defendants are entering into the Stipulation because the proposed Settlement would eliminate the expenses, burdens, and risks associated with further litigation of the Derivative Actions and Direct Actions, and Comverse is doing so because it additionally believes the proposed Settlement is in the best interests of Comverse and all of its Shareholders.

3.2 Reliance Upon Own Knowledge.  Plaintiffs expressly represent and warrant that, in entering into the Settlement, they relied upon their own knowledge and investigation

__________________________
2 Mr. Sorin’s allocution and guilty plea are the subject of a habeas proceeding, and he otherwise denies any wrongdoing.

Exhibit A - 15

(including the knowledge of and investigation performed by Plaintiffs’ Counsel), and not upon any promise, representation, warranty, or other statement made by or on behalf of any of the Defendants or their Related Persons not expressly contained in this Stipulation.

3.3 Principal Terms of Settlement.  The Derivative Actions were a contributing factor in Comverse’s ability to obtain the monetary settlement payments set forth in Subsection 3.3.1 below and its decision to implement the actions set forth in Subsection 3.3.2 below.  Comverse and the Special Committee acknowledge that the monetary settlement payments and corporate governance actions implemented by the Company confer substantial benefits upon Comverse and its Shareholders.

3.3.1	Payments and Option Surrenders.

a. Mr. Alexander’s contribution to this Settlement, and the terms and conditions thereof, are set forth in Exhibit C, and are incorporated herein.

b. Mr. Sorin will, conditioned upon the dismissal with prejudice of the claims against him in the Derivative Actions and Comverse Technology, Inc. v. Alexander, No. 08/600142, and upon the releases and contribution bar order contained herein, pay $1,000,000 (the “Sorin Cash Settlement Amount”) as follows: $500,000 will be paid into escrow for the benefit of Comverse upon execution of this Stipulation, and another $500,000 will be paid to Comverse within two (2) years of the Effective Date.  (Mr. Sorin has also previously paid $3,088,424.10 to the SEC.)  In the event that there is any nonpayment by Mr. Sorin of any of the $500,000 due within two (2) years of the Effective Date, then Comverse’s counsel and Plaintiffs’ Counsel will have the option to terminate this Settlement as against Mr. Sorin by vacating the Order and Final Judgment and the dismissal of Comverse Technology, Inc. v. Alexander, No. 08/600142, and the State Derivative Action as against Mr. Sorin only or to enter a consent judgment against Mr. Sorin for the amount due, up to $500,000.  If the Effective Date fails to

Exhibit A - 16

occur with respect to Mr. Sorin, other than by reason of Mr. Sorin’s conduct, then Mr. Sorin’s payment will be returned, along with any accrued interest and net of any taxes on the income.  In addition, Mr. Sorin will relinquish his counterclaims against Comverse seeking approximately $2,206,250 in damages relating to, among other things, deferred compensation, lost wages, and cancelled or revoked options and restricted stock.  To the extent that there is a settlement in the Shareholder Class Action, Comverse shall obtain a full and final release on behalf of Mr. Sorin without further contribution from Mr. Sorin in the Shareholder Class Action.

c. Mr. Kreinberg will, conditioned upon the dismissal with prejudice of the claims against him in the Derivative Actions and Comverse Technology, Inc. v. Kreinberg, No. 09/600052, (N.Y. Sup. Ct.) (the “Kreinberg Action”) and upon the releases and contribution bar order contained herein, and in addition to the $2,394,917.68 that Mr. Kreinberg has previously paid to the SEC, pay $75,000 (the “Kreinberg Cash Settlement Amount”) into escrow for the benefit of Comverse within ten (10) days of entry of the Preliminary Order.  If the Effective Date fails to occur with respect to Mr. Kreinberg, other than by reason of Mr. Kreinberg’s conduct, then Mr. Kreinberg’s payment will be returned, along with any accrued interest and net of any taxes on the income.  In addition, upon the discontinuance with prejudice of the claims against him in the Kreinberg Action, Mr. Kreinberg will relinquish his counterclaims against Comverse seeking approximately $4,300,000 in damages relating to, among other things, deferred compensation, lost wages, and cancelled or revoked options and restricted stock and an additional approximately $1,000,000 in attorneys’ fees for which Mr. Kreinberg has been seeking indemnification from the Company, and to fully cooperate with Comverse in the prosecution of any claims related to the Released Claims.  To the extent that there is a settlement in the Shareholder Class Action, Comverse shall obtain a full and final

Exhibit A - 17

release on behalf of Mr. Kreinberg without further contribution from Mr. Kreinberg in the Shareholder Class Action.

d. D&T will, conditioned upon the dismissal with prejudice of the claims against it in the State Derivative Action and upon the releases and contribution bar order contained herein, pay $275,000 (the “D&T Cash Settlement Amount”) into the Derivative Settlement Fund upon the Effective Date.

e. Mr. Friedman will, conditioned upon the dismissal with prejudice of the claims against him in the Derivative Actions and upon the releases and contribution bar order contained herein, relinquish all of his 71,000 outstanding unexercised options.  Upon the Effective Date, Mr. Friedman relinquishes all right, title, and interest that he may have to the 71,000 outstanding unexercised options to acquire shares of the Company held by him and agrees that all rights thereunder, including under the relevant option agreements, shall be null and void.  Within ten (10) days of the Effective Date, the Company will remove Mr. Friedman’s options from its books.  Between the date of the execution of this Stipulation and the time at which the Company removes these 71,000 outstanding unexercised options from its books, Mr. Friedman will refrain from exercising, disposing, or taking any other action with respect to these options.  In addition, Mr. Friedman will forfeit any claims concerning deferred compensation or the grant or exercise of any options, except claims concerning his interest in 6,500 vested shares of deferred stock.  To the extent that there is a settlement in the Shareholder Class Action, Comverse shall obtain a full and final release on behalf of Mr. Friedman without further contribution from Mr. Friedman in the Shareholder Class Action.

f. Mr. Oolie will, conditioned upon the dismissal with prejudice of the claims against him in the Derivative Actions and upon the releases and contribution bar order

Exhibit A - 18

contained herein, relinquish all of his 44,000 outstanding unexercised options.  Upon the Effective Date, Mr. Oolie relinquishes all right, title, and interest that he may have to the 44,000 outstanding unexercised options to acquire shares of the Company held by him and agrees that all rights thereunder, including under the relevant option agreements, shall be null and void.  Within ten (10) days of the Effective Date, the Company will remove Mr. Oolie’s options from its books.  Between the date of the execution of this Stipulation and the time at which the Company removes these 44,000 outstanding unexercised options from its books, Mr. Oolie will refrain from exercising, disposing, or taking any other action with respect to these options.  In addition, Mr. Oolie will forfeit any claims concerning deferred compensation or the grant or exercise of any options, except claims concerning his interest in 6,500 vested shares of deferred stock and his alleged and disputed interest in up to 11,000 warrants.  To the extent that there is a settlement in the Shareholder Class Action, Comverse shall obtain a full and final release on behalf of Mr. Oolie without further contribution from Mr. Oolie in the Shareholder Class Action.

g. Mr. Hiram will, conditioned upon the dismissal with prejudice of the claims against him in the Derivative Actions and upon the releases and contribution bar order contained herein, relinquish 40,500 of the outstanding unexercised options he holds.  Upon the Effective Date, Mr. Hiram relinquishes all right, title, and interest that he may have to 40,500 outstanding unexercised options to acquire shares of the Company held by him and agrees that all rights thereunder, including under the relevant option agreements, shall be null and void.  Within ten (10) days of the Effective Date, the Company will remove these 40,500 options from its books.  Between the date of the execution of this Stipulation and the time at which the Company removes 40,500 of the outstanding unexercised options held by Mr. Hiram, Mr. Hiram will refrain from exercising, disposing, or taking any other action with respect to these options.

Exhibit A - 19

In addition, Mr. Hiram will forfeit any claims concerning deferred compensation or the grant or exercise of the 40,500 options discussed in this Section, except claims concerning his interest in 4,000 vested shares of deferred stock.  To the extent that there is a settlement in the Shareholder Class Action, Comverse shall obtain a full and final release on behalf of Mr. Hiram without further contribution from Mr. Hiram in the Shareholder Class Action.

h. Comverse shall cause Comverse’s insurance carrier, on behalf of the Individual Defendants except for Mr. Alexander, Mr. Sorin, and Mr. Kreinberg, to pay to Comverse $1,000,000 (the “Carrier Cash Contribution Amount”) within the later of (i) August 30, 2010, or (ii) thirty (30) days of the later of the Federal Dismissal, State Dismissal, or the Shareholder Class Action Settlement.  Upon receipt of the Carrier Cash Contribution Amount, Comverse shall deposit said monies into the Derivative Settlement Fund.  If the Effective Date fails to occur with respect to the Individual Defendants except for Mr. Alexander, Mr. Sorin, and Mr. Kreinberg, then the Carrier Cash Contribution Amount will be returned directly to Comverse’s insurance carrier in accordance with instructions provided by Comverse, along with any accrued interest and net of any taxes on the income.

i. None of these settlements for monetary payments from or options surrenders by Mr. Alexander, Mr. Sorin, Mr. Kreinberg, D&T, Mr. Friedman, Mr. Oolie, and Mr. Hiram, are contingent upon approval of any of the others and all of them are severable from one another, and the Order and Final Judgment may be modified accordingly in the event the Federal or State Court fails to approve the Settlement with a particular Defendant or Defendants; except that any such modification shall not affect or alter the contribution bar order provided in Subsection 3.7 for the benefit of any other Defendant, and its Related Persons, as to which this Settlement is approved and the Effective Date occurs.  Mr. Alexander has a right to terminate his

Exhibit A - 20

settlement in the Shareholder Class Action and in the Derivative Actions.  Notwithstanding Mr. Alexander’s termination of his settlement in the Shareholder Class Action and/or the Derivative Actions, this Settlement in the Derivative Actions and this Stipulation between the Parties other than Mr. Alexander shall continue in full force and effect on the terms described herein.

j. Upon deposit of the Sorin, Kreinberg, and D&T Cash Settlement Amounts and Carrier Cash Contribution Amount into escrow, these Amounts and any income or interest earned thereon shall be the “Derivative Settlement Fund.”  Plaintiffs’ Counsel has a security interest in the Derivative Settlement Fund in the amount of the attorneys’ fees and reimbursements for Plaintiffs’ Counsel (“Fees and Expenses”) awarded by the Federal Court.  The Company will execute a security agreement granting a security interest and will file a financing statement to reflect such interest.  Any sums required to be held in escrow hereunder prior to the Effective Date shall be held by a federally chartered bank designated by Comverse as escrow agent (the “Escrow Agent”).  All funds held by the Escrow Agent shall be deemed to be in the custody of the Federal Court and shall remain subject to the jurisdiction of the Federal Court until the Effective Date.  Upon the Federal Dismissal, State Dismissal, and Shareholder Class Action Settlement, the Derivative Settlement Fund shall be distributed to the Company.  If the Effective Date fails to occur by reason other than a Defendant’s failure to comply with his or its obligations under Section 3.3.1, then the Escrow Agent, or Comverse, to the extent funds were distributed to Comverse, will return the funds to each payor respectively pursuant to this Stipulation and/or further order of the Federal Court.  The Escrow Agent shall invest any funds held in escrow in short-term United States Agency or Treasury Securities (or a mutual fund invested solely in such instruments) and shall collect and reinvest all interest accrued thereon.  The Parties hereto agree that the Derivative Settlement Fund is intended to be a Qualified

Exhibit A - 21

Settlement Fund within the meaning of Treasury Regulation § 1.468B-1 and that the Company, as administrator of the Derivative Settlement Fund within the meaning of Treasury Regulation § 1.468B-2(k)(3), shall be responsible for filing tax returns for the Derivative Settlement Fund and paying from the Derivative Settlement Fund any taxes owed with respect to the Derivative Settlement Fund.  The Parties hereto agree that the Derivative Settlement Fund shall be treated as a Qualified Settlement Fund from the earliest date possible, and agree to any relation-back election required to treat the Derivative Settlement Fund as a Qualified Settlement Fund from the earliest date possible.  The Escrow Agent shall provide to any Defendant making payment to the Derivative Settlement Fund a copy of IRS Form W-9 for the Qualified Settlement Fund.  Counsel for any Defendant making payment to the Derivative Settlement Fund agree to provide promptly to the Escrow Agent the statement described in Treasury Regulation § 1.468B-3(e).

3.3.2 Corporate Governance.  In connection with resolving the Derivative Actions, Comverse has taken certain actions and adopted certain policies including, but not limited to:

a. All directors who served on the Board at any time during which stock options were backdated are no longer on the Board.

b. Other than the Chief Executive Officer, all members of the Board will be “independent” as defined by heightened standards adopted by the Board.

c. The senior management in place at the Company when the Special Committee began its investigation is no longer with the Company.

d. The Company has made the following changes to its management team: (1) the hiring of a new Chief Executive Officer; (2) the hiring of a new General Counsel; (3) the hiring of a new Chief Financial Officer; (4) the hiring of a new Compliance Officer;

Exhibit A - 22

(5) the hiring of a new Executive Vice President, Global Human Resources; and (6) the hiring of a Chief Accounting Officer.

e. The Chairman of the Board will be an independent director.

f. The positions of Chairman of the Board and Chief Executive Officer will be held by different persons.

g. The Board’s Corporate Governance Guidelines and Principles, all committee charters, and the Company’s Employee Code of Business Conduct and Ethics were reviewed and revised.

h. All nonemployee directors will hold one-half of all stock received as compensation (after sale of that portion that may be necessary for payment of tax liability) for at least as long as they continue to serve on the Board.

i. The Company’s bylaws were amended to permit certain long-term substantial shareholders to propose, in the Company’s own proxy materials, nominees for election as directors (proxy access).

j. The Board adopted a policy that provides, among other things, that: (1) as a condition for nomination or re-nomination, a director nominee will agree to submit a letter of resignation from the Board if the director fails to receive a majority of the votes cast in an uncontested election, and (2) if a resignation is submitted, the Board will decide, through a process managed by the Corporate Governance and Nominating Committee (and excluding the nominee in question), whether to accept such resignation, it being expected that the Board will accept the resignation absent a compelling reason to the contrary (a Form 8-K to be filed to disclose the Board’s explanation of its decision).

Exhibit A - 23

k. The Board adopted a policy requiring directors to attend the annual meeting of shareholders absent unusual circumstances.

l. A Board Development Program is in the process of being developed, which will encourage directors to attend at least one director development program or conference per year.

m. The Board adopted a policy that at least one member of the Audit Committee will qualify as an “audit committee financial expert” as defined by the SEC.

n. An internal audit unit that reports directly to the Audit Committee was created.

o. The Special Committee has determined that all equity grants shall require approval of both the Compensation Committee and a majority of the nonemployee members of the Board, unless and until a new stock incentive compensation plan has been approved.

3.4 Notice.  Comverse shall be responsible for all costs of any court-directed notice to the shareholders.  In no event shall the Plaintiffs be responsible for any costs relating to notifying shareholders.

3.5 Attorneys’ Fees and Expenses.

3.5.1 Subject to court approval, Comverse and/or its successors-in-interest shall pay, to Plaintiffs’ Counsel, Fees and Expenses in the total amount of $9,350,000.  Payment of $9,350,000 is contingent upon the courts’ approval of the Stipulation of Compromise and Settlement, the Federal Dismissal, the State Dismissal, the Shareholder Class Action Settlement, and satisfaction of all payment obligations under Section 3.3.1.  In the event that a Party fails to comply with his obligations under Section 3.3.1, Fees and Expenses will be reduced by an

Exhibit A - 24

amount such that the total payment of Fees and Expenses does not exceed fifteen (15) percent of the total amounts actually paid under Section 3.3.1.  Comverse and/or its respective successors-in-interest shall pay the Fees and Expenses to Milberg LLP as receiving agent for Plaintiffs’ Counsel within the later of (i) August 30, 2010, or (ii) thirty (30) days of the later of the State Dismissal, the Federal Dismissal, or the Shareholder Class Action Settlement.  Plaintiffs’ Counsel’s receipt of the Fees and Expenses is subject to Plaintiffs’ Counsel’s joint and several obligation to make a refund or repayment to the Company or its designee if, as a result of any appeal and/or further proceedings on remand, or successful collateral attacks, the amount of Fees and Expenses is reduced.  Plaintiffs’ Counsel has a security interest in the Derivative Settlement Fund in the amount of the Fees and Expenses.

3.5.2 Except as expressly provided herein, Plaintiffs and Plaintiffs’ Counsel shall bear their own fees, costs, and expenses and no defendant shall assert any claim for expenses, costs, and fees against any Plaintiff or Plaintiffs’ Counsel.

3.5.3 Except as otherwise provided herein or by separate agreement among the Defendants, all Parties shall bear their own attorneys’ fees and costs incurred in connection with the Derivative Actions and the matters set forth in this Stipulation.

3.6 Releases.

3.6.1 Upon the Effective Date, Plaintiffs, on behalf of themselves and their Related Persons, Comverse, and any Comverse Shareholder, release any Released Claims they may have against any of the Released Persons.  Plaintiffs also release all claims against the Defendants’ counsel related to the defense of the Derivative Actions.

3.6.2 Upon the Effective Date, each Defendant, on behalf of himself or itself and on behalf of his or its respective Related Persons, releases any Released Defendants’ Claims

Exhibit A - 25

they may have against any of the Plaintiffs and Plaintiffs’ Counsel and their subsidiaries, affiliates, members, directors, officers, employees, partners, agents, heirs, administrators, successors, and assigns.

3.6.3 Upon the Effective Date, each Defendant and his or its Related Persons shall be deemed to have, and by operation of this Stipulation shall have fully, finally, and forever released, relinquished, and discharged each other and their respective Related Persons from all claims (including Unknown Claims), arising out of, relating to, or in connection with the Released Claims.  Notwithstanding any other provision of this Stipulation or anything contained in any Exhibit hereto to the contrary, nothing in this Stipulation or in any Exhibit hereto shall be construed to (a) release, discharge, extinguish, or otherwise compromise any claims or potential claims that Comverse or any Person who is or was a defendant in the Derivative Actions may have under or relating to any policy of liability or other insurance, (b) release, discharge, extinguish, or otherwise compromise any obligation owed to Comverse or any Person who is or was a defendant in the Derivative Actions by an insurer, co-insurer, or reinsurer, or (c) release or discharge any claim by Deloitte for professional fees now due and owing, or that in the future may become due and owing, by Comverse or any of its affiliates for professional services rendered.  Notwithstanding anything in this paragraph, the exchange of releases between Mr. Alexander and Comverse and the scope of such releases shall be in accordance with the terms set forth in Exhibit C, hereto.

3.6.4 Notwithstanding any other provision of this Stipulation, the Individual Defendants’ rights to indemnification and/or advancement from Comverse are not affected in any way by this Stipulation.

Exhibit A - 26

3.7 Contribution Bar Order.  Upon the entry of the Order and Final Judgment, each of the Defendants and any other Person shall be deemed to be, and by operation of the Order and Final Judgment shall be, permanently barred, enjoined, and restrained from commencing, prosecuting, or asserting any claim(s) for contribution, however denominated, that is related to, based upon, or arises out of the Released Claims, regardless of whether such claim(s) for contribution is asserted as a claim, cross-claim, counterclaim, third-party claim, or in any other manner, in the Derivative Actions, the Direct Actions, or in any other court, arbitration, administrative agency, or forum.  All such claims for contribution will be extinguished, discharged, satisfied, and unenforceable both (a) against the Released Persons and (b) by the Released Persons against any other Person.  Nothing herein, however, shall prevent any Party from seeking documents or testimony from any Defendant with regard to any proceeding.

3.8 Discontinuance of State Derivative Action.  Within five (5) days after entry by the Federal Court of an order approving the settlement of the Federal Derivative Action, the parties to the State Derivative Action shall execute a stipulation of discontinuance and jointly request that the State Court approve the discontinuance in accordance with New York’s Business Corporation Law and shall use their best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper, or advisable under applicable laws, regulations, and agreements, to secure such discontinuance with prejudice.

3.9 Discontinuance of Claims Against Mr. Alexander, Mr. Sorin, and Mr. Kreinberg.  Within five (5) days after the time for appeals from a final order and judgment approving the Federal and State Derivative Action settlements and Shareholder Class Action settlement has expired, or appeals therefrom have been exhausted, Comverse shall execute a stipulation of discontinuance to be filed with the clerk of the State Court in the Direct Actions providing for

Exhibit A - 27

the voluntary discontinuance with prejudice of Comverse’s claims against Mr. Alexander, Mr. Sorin, and Mr. Kreinberg in the Direct Actions and shall use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper, or advisable under applicable laws, regulations, and agreements, to secure such discontinuance with prejudice.

IV.	COURT APPROVAL

4.1 Application for Preliminary Order.  Promptly after execution of this Stipulation, the Parties shall jointly submit to the Federal Court this Stipulation with its related documents and shall apply for entry of the Preliminary Order, substantially in the form of Exhibit A hereto, requesting, inter alia, an order which preliminarily approves the Settlement and directs Comverse to notify shareholders by (1) causing the Notice, substantially in the form of Exhibit 1 to Exhibit A, to be filed by the Company in a Form 8-K with the SEC, along with a copy of this Stipulation as an exhibit to the Form 8-K, (2) posting the Notice and this Stipulation on the Company’s website through the Settlement Hearing, and (3) publishing the Publication Notice, substantially in the form of Exhibit 2 to Exhibit A, in The Wall Street Journal.

4.2 The parties to the State and Federal Derivative Actions shall cooperate in obtaining approval of the Federal and State Courts for dismissal of the State and Federal Derivative Actions with prejudice and in accordance with the terms of this Stipulation and governing law.

V.	EFFECTIVE DATE OF SETTLEMENT, WAIVER OR TERMINATION

5.1 This Settlement shall become effective on the Effective Date.

5.2 If any of the conditions of the Effective Date fail to occur, then any of the Parties may terminate the Stipulation and withdraw from the Settlement by providing written notice of such action to the undersigned counsel for all of the Parties within thirty (30) days after the

Exhibit A - 28

failure of such condition.  In the event that the Settlement is terminated, the proposed Settlement and any actions taken in connection therewith shall be vacated and shall become null and void for all purposes, and all negotiations, transactions, and proceedings connected with it: (a) shall be without prejudice to the rights of any Party; (b) shall not be deemed to be or construed as evidence of, or an admission by any Party of, any fact, matter, or thing; and (c) shall not be admissible in evidence or be used for any purpose in any subsequent proceedings in the Derivative Actions, the Direct Actions, or any other action or proceeding.  The Parties shall be deemed to have reverted to their respective status in the Derivative Actions and/or the Direct Actions as of the date and time immediately prior to the execution of this Stipulation, and, except as otherwise expressly provided, the Parties shall proceed in all respects as if this Stipulation and any related Orders had not been entered, and any portion of the Derivative Settlement Fund previously paid by or on behalf of the Defendants, together with any interest earned thereon, less any taxes due with respect to such income, shall be returned to the Person(s) who made the payments to the Derivative Settlement Fund.

5.3 In the event that any of the Defendants fail to comply with their obligations under Section 3.3.1, the Special Committee’s counsel and Plaintiffs’ Counsel shall have the option to terminate this Settlement as against the party that failed to comply by voiding the release as against the defaulting Party and its Related Persons and vacating the Order and Final Judgment and the dismissal of the Direct Actions and the State Derivative Action, where applicable, or to enter a consent judgment, against the Party that failed to comply for the amount due under Section 3.3.1.  Funds paid into the Derivative Settlement Fund by the Party that failed to comply may be used to offset the outstanding obligation.  The Special Committee and Plaintiffs’ Counsel will cooperate in the enforcement of the obligations arising under this

Exhibit A - 29

Stipulation, and prosecution of claims against defaulting defendants.  If the Special Committee determines that it does not wish to pursue claims against the defaulting Party, it will assign all of its rights, claims, or causes of action that it could assert pursuant to this Section to Plaintiffs.  The rights and obligations of Plaintiffs’ Counsel to Fees and Expenses as set forth in Section 3.5.1 shall continue.

5.4 Standstill Agreement.  Pending entry of the Order and Final Judgment and the State Dismissal, Plaintiffs are barred and enjoined from commencing, prosecuting, instigating, or in any way participating in the commencement or prosecution of any action asserting any Released Claims or participating in coordinated discovery, either directly, representatively, derivatively, or in any other capacity, against any Released Persons.  Plaintiffs also agree not to oppose any motion to dismiss any other proceedings to the extent any Released Claims are asserted or continue to be asserted in any court before or after the entry of a judgment based on this Settlement.

VI.	MISCELLANEOUS PROVISIONS

6.1 All of the exhibits attached hereto are hereby incorporated by reference as though fully set forth herein.

6.2 Each Defendant contributing to the Derivative Settlement Fund warrants as to himself or itself that, as to the payments made by or on behalf of him or it, at the time of such payment that the Defendant made or caused to be made pursuant to this Stipulation, he or it was not insolvent, nor did nor will the payment required to be made by or on behalf of him or it render such Defendant insolvent, within the meaning of and/or for the purposes of the United States Bankruptcy Code, including §§ 101 and 547 thereof.  This warranty is made by each such Defendant and not by counsel for such Defendant.

Exhibit A - 30

6.3 If a case is commenced in respect of any Defendant contributing to the Settlement Amount (or any insurer contributing funds to the Cash Settlement Amount on behalf of any Defendant) under Title 11 of the United States Code (Bankruptcy), or a trustee, receiver, conservator, or other fiduciary is appointed under any similar law, and in the event of the entry of a final order of a court of competent jurisdiction determining the transfer of money to the Derivative Settlement Fund or any portion thereof by or on behalf of such Defendant to be a preference, voidable transfer, fraudulent transfer, or similar transaction and any portion thereof is required to be returned, and such amount is not promptly deposited to the Derivative Settlement Fund by others, then, at Comverse and Plaintiffs’ Counsel’s joint election, Comverse and Plaintiffs shall jointly move the Federal Court to vacate and set aside the releases given and judgment entered in favor of the defaulting Defendant(s) pursuant to this Stipulation, which releases and judgment shall be null and void, and Comverse, Plaintiffs, and the defaulting Party shall be restored to their respective positions in the litigation immediately prior to the execution of this Stipulation (except that the contribution bar order shall remain in effect as to the defaulting Party) and any cash amounts in the Derivative Settlement Fund shall be returned as provided in Section 5.2 above.

6.4 Cooperation of the Parties.  The Parties (a) acknowledge that it is their intent to consummate this Settlement and (b) agree to cooperate to the extent reasonably necessary to effectuate and implement all terms and conditions of this Stipulation and to exercise their reasonable efforts to accomplish the foregoing terms and conditions of this Stipulation.  The Parties will seek the Federal Court’s approval of the Preliminary Order and, when appropriate, the Order and Final Judgment.

Exhibit A - 31

6.5 Acknowledgment of Adequate Consideration.  The Parties acknowledge, represent, and warrant to each other that the terms of this Settlement are such that each of the Parties is to receive adequate consideration for the consideration given.

6.6 Continuous Ownership.  Each Plaintiff by its respective counsel represents and warrants that it has continuously owned shares of Comverse common stock throughout the Derivative Actions.

6.7 No Admissions.  The provisions contained in this Stipulation and all negotiations, statements, and proceedings leading up to and in connection therewith are not, shall not be argued to be, and shall not be deemed, a presumption, concession, or admission by any of the Parties or Released Persons of any fault, liability, or wrongdoing as to any fact or claim alleged or asserted in the Derivative Actions or any other actions or proceedings and shall not be interpreted, construed, invoked, offered or received in evidence, or otherwise used by any person in these or any other action or proceeding, whether civil, criminal, or administrative, except in a proceeding to enforce the terms or conditions of this Stipulation.  Accordingly, the Defendants may file this Stipulation or any judgment or order relating thereto in any action that may be brought against them to support a defense or counterclaim based on res judicata, collateral estoppel, release, good faith settlement, judgment bar or reduction, or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.  Nothing contained herein shall prevent the Defendants from complying with any disclosure obligation under federal, state or other law, or from otherwise referring to the Settlement or the releases contained in this Stipulation.

6.8 Confidentiality Agreements.  The Stipulation and [Proposed] Order for the Production and Exchange of Confidential Information executed by the parties to the State

Exhibit A - 32

Derivative Action, the Stipulation and [Proposed] Order Governing the Protection and Exchange of Confidential Material executed by the parties to the Federal Derivative Action, and the Stipulation and [Proposed] Order for the Production and Exchange of Confidential Information executed by the parties in Comverse Technology, Inc. v. Alexander, No. 08/600142, shall survive this Stipulation and the Settlement.

6.9 Costs.  Except as otherwise expressly provided herein, the Parties shall bear their own costs.

6.10 Public Statements.  Plaintiffs and Comverse believe that the terms and conditions of the Settlement are in the best interests of the Company and its Shareholders.  Accordingly, the Parties and their counsel agree that any public statements concerning the Derivative Actions, the Direct Actions, or this Settlement will not be inconsistent with this belief.  The Parties and their counsel further agree to use their best efforts not to publicly disparage each other.  Nothing in this Section 6.10 affects any Parties’ testimonial rights or any Party’s right to make statements consistent with their position in other legal proceedings.

6.11 Entire Agreement.  This Stipulation and all documents executed pursuant hereto constitute the entire agreement between the Parties with respect to the settlement of the Derivative Actions and supersede any and all prior negotiations, discussions, agreements, or undertakings, whether oral or written, with respect to the settlement of the Derivative Actions.

6.12 Binding Effect.  This Stipulation shall be binding upon, and inure to the benefit of all Parties, Released Persons, and their respective successors and assigns.  This Stipulation is not intended, and shall not be construed, to create rights in or confer benefits on any other Persons, and there shall not be any third-party beneficiaries hereto except as expressly provided hereby with respect to such aforementioned Persons who are not Parties or Released Persons.

Exhibit A - 33

6.13 Modification.  This Stipulation may be amended or modified only by a written instrument signed by or on behalf of all Parties or their respective successors-in-interests.

6.14 Judicial Enforcement.  The Federal Court shall retain jurisdiction with respect to the implementation and enforcement of the terms of the Stipulation and the Settlement, and the Parties submit to the jurisdiction of the Federal Court for purposes of implementing and enforcing the terms of the Stipulation and Settlement.

6.15 Choice of Law.  This Stipulation shall be governed by the laws of the State of New York, without regard to conflict of laws principles.  Except as provided herein, no court action with respect to any dispute, claim, or controversy arising out of or relating to this Stipulation may be initiated by any of the Parties until the matter has been submitted to JAMS for mediation, preferably before Judge Weinstein.  Any Party may commence mediation by providing to JAMS and the other Parties a written request for mediation, setting forth the subject of the dispute and the relief requested.  The Parties will cooperate with JAMS and with one another in selecting a mediator from JAMS’ panel of neutrals (if Judge Weinstein is not available), and in scheduling the mediation proceedings, with the understanding that all Parties shall work in good faith to have the mediation scheduled within thirty (30) days of the transmission of the written mediation request.  The Parties covenant that they will participate in the mediation in good faith, and that they will share equally in its costs.  All offers, promises, conduct, and statements, whether oral or written, made in the course of the mediation by any of the Parties, their agents, employees, experts, and attorneys, and by the mediator and any JAMS employees, are confidential, privileged, and inadmissible for any purpose, including impeachment, in any litigation or other proceeding involving the Parties, provided that evidence that is otherwise admissible or discoverable shall not be rendered inadmissible or

Exhibit A - 34

nondiscoverable as a result of its use in the mediation.  Any of the Parties may seek equitable relief prior to the mediation to preserve the status quo pending the completion of that process.  Except for such an action to obtain equitable relief, no Party may initiate a court action with respect to the matters submitted to mediation until after the completion of the initial mediation session, or forty-five (45) days after the date of filing the written request for mediation, whichever occurs first.  Mediation may continue after the initiation of a court action, if the Parties so desire.

6.16 Warranties of Authority.  Each counsel or Person executing the Stipulation or any of the related documents on behalf of any Party hereby warrants that such Person has the full authority to do so.

6.17 Factual and Procedural Background.  The factual recitation in Section II above is for background purposes only, is provided by Comverse and Plaintiffs, and is correct to the best of Comverse’s and Plaintiffs’ knowledge.

6.18 Waiver of Breach.  The Parties may not waive or vary any right hereunder except by an express written waiver or variation.  Any failure to exercise or any delay in exercising any of such rights, or any partial or defective exercise of such rights, shall not operate as a waiver or variation of that or any other such right.  The waiver by one Party of any breach of this Stipulation by another Party shall not be deemed a waiver of any other prior or subsequent breach of this Stipulation.

6.19 Fair Construction.  This Stipulation shall not be construed more strictly against one Party than another merely by virtue of the fact that it, or any part of it, may have been prepared by counsel for one of the Parties, it being recognized that it is the result of arm’s length

Exhibit A - 35

negotiations between the Parties and counsel for all Parties have contributed substantially and materially to the preparation of this Stipulation.

6.20 No Assignment of Claims.  Plaintiffs hereby represent and warrant, individually and collectively, that he/she/it/they have not assigned any rights, claims, or causes of action that were asserted or could have been asserted in connection with, under or arising out of any of the claims being settled or released herein.

6.21 Counterparts.  This Stipulation may be executed in any number of counterparts, each of which will be deemed an original, but all of which will constitute one and the same instrument.  This Stipulation and any amendments hereto, to the extent executed and delivered by means of a facsimile machine or e-mail of a PDF file containing a copy of an executed agreement (or signature page thereto), shall be treated in all respects and for all purposes as an original agreement or instrument and shall have the same binding legal effect as if it were the original signed version thereof.  No Party shall raise the use of a facsimile machine or e-mail to deliver a signature or the fact that any signature or agreement was transmitted or communicated through the use of a facsimile machine or e-mail as a defense to the formation or the enforceability of this Stipulation and each such Person forever waives any such defense.

6.22 Stay of Proceedings.  The Parties will cooperate to seek court approval of a stay of all proceedings in the Derivative Actions except those provided in this Stipulation related to court approval of the Settlement.

6.23 Extensions of Time.  Without further order of the Federal Court, the Parties hereto may agree in writing to reasonable extensions of time to carry out any of the provisions of this Stipulation.

Exhibit A - 36

           The Parties have caused this Stipulation to be duly executed and delivered by their counsel of record:

Dated:	New York, New York	Dated:	New York, New York
	December 17, 2009		December 17, 2009

BERNSTEIN LITOWITZ BERGER & GROSSMANN LLP		MILBERG LLP
By:	/s/ Steven B. Singer	By:	/s/ Benjamin Y. Kaufman
Steven B. Singer Mark Lebovitch Laura Helen Gundersheim		Benjamin Y. Kaufman Neil Fraser Todd L. Kammerman

1285 Avenue of the Americas New York, New York 10019 (212) 554-1400 Attorneys for Plaintiff Louisiana Municipal Police Employees’ Retirement System		One Pennsylvania Plaza New York, New York 10119 (212) 594-5300 Attorneys for Plaintiffs Leonard Sollins and Timothy Hill

Dated:	Radnor, Pennsylvania
December 17, 2009

BARROWAY TOPAZ KESSLER MELTZER & CHECK, LLP
By:	/s/ Michael Wagner
Eric L. Zagar Michael Wagner Tara P. Kao
280 King of Prussia Road Radnor, Pennsylvania (610) 822-2209 Attorneys for Plaintiffs Leonard Sollins and Timothy Hill

Exhibit A - 37

Dated:	New York, New York	Dated:	New York, New York
	December 17, 2009		December 17, 2009

DICKSTEIN SHAPIRO LLP		MORVILLO, ABRAMOWITZ, GRAND, IASON, ANELLO & BOHRER, P.C.
By:	/s/ Daniel J. Horwitz	By:	/s/ Robert G. Morvillo
Daniel J. Horwitz Donald A. Corbett Lindsay A. Bush		Robert G. Morvillo Edward Spiro Jeremy Temkin Erica Sparkler
1633 Broadway New York, New York 10019 (212) 277-6500 Attorneys for Nominal Defendant Comverse Technology, Inc.		565 Fifth Avenue New York, New York 10017 (212) 856-9600 Attorneys for Defendant Jacob (“Kobi”) Alexander

Dated:	New York, New York	Dated:	New York, New York
	December 17, 2009		December 17, 2009

GIBSON, DUNN & CRUTCHER LLP		DECHERT LLP
By:	/s/ Joel M. Cohen	By:	/s/ David Hoffner
Joel M. Cohen		David Hoffner Robert Topp
200 Park Avenue New York, New York 10166 (212) 351-4000 Attorneys for Defendant Itsik Danziger		1095 Avenue of the Americas New York, New York 10036 (212) 698-3500 Attorneys for Defendant David Kreinberg

Dated:	New York, New York	Dated:	New York, New York
	December 17, 2009		December 17, 20097

BAKER BOTTS LLP		KRAMER LEVIN NAFTALIS & FRANKEL LLP
By:	/s/ Seth Taube	By:	/s/ Arthur Aufses
Seth Taube Richard Harper Ian Hummel		Arthur Aufses Yehudis Lewis Guillaine Senecal
30 Rockefeller Plaza New York, New York 10112 (212) 408-2500 Attorneys for Defendant Ron Hiram		1177 Avenue of the Americas New York, New York 10036 (212) 715-9234 Attorneys for Defendants John Friedman and Sam Oolie

Exhibit A - 38

Dated:	New York, New York	Dated:	New York, New York
	December 17, 2009		December 17, 2009

KOBRE & KIM LLP		LAW OFFICE OF HENRY PUTZEL, III
By:	/s/ Steven Perlstein	By:	/s/ Henry Putzel, III
Steven Perlstein Steven Kobre		Henry Putzel, III Lucia T. Chapman
800 Third Avenue New York, New York 10022 (212) 488-1207 Attorneys for Defendant Igal Nissim		565 Fifth Avenue, 9th Floor New York, New York 10017 (212) 661-0066 Attorneys for Defendant Shaula Yemini

Dated:	New York, New York	Dated:	New York, New York
	December 17, 2009		December 17, 2009

LANKLER SIFFERT & WOHL LLP		LAW OFFICES OF SOLOMON N. KLEIN
By:	/s/ John Siffert	By:	/s/ Solomon N. Klein
Derek Chan John Siffert		Solomon N. Klein
500 Fifth Avenue, 33rd Floor New York, New York 10110 (212) 921-8399 Attorneys for Defendant Zeev Bregman		1410 Broadway - Suite 1802 New York, NY 10018 (212) 575-0202 Attorneys for Defendant William Sorin

Dated:	New York, New York	Dated:	New York, New York
	December __, 2009		December 17, 2009

LAW OFFICES OF THOMAS P. PUCCIO		MORRISON & FOERSTER LLP
By:		By:	/s/ Jamie Levitt
Thomas Puccio		Jack Auspitz Jamie Levitt
230 Park Avenue, Suite 301 New York, New York 10169 (212) 883-6383 Attorneys for Defendant William Sorin		1290 Avenue of the Americas New York, New York 10104 (212) 468-8000 Attorneys for Defendant Dan Bodner

Exhibit A - 39

Dated:	New York, New York	Dated:	New York, New York
	December 17, 2009		December 17, 2009

MANATT PHELPS & PHILLIPS LLP		SIDLEY AUSTIN LLP
By:	/s/ Ronald G. Blum	By:	/s/ Steven M. Bierman
Amy Terry Sheehan Ronald G. Blum		Steven M. Bierman Saima S. Ahmed
7 Times Square New York, New York 10036 (212) 790-4500 Attorneys for Defendant Raz Alon		787 Seventh Avenue New York, New York 10019 (212) 839-5300 Attorneys for Defendant Deloitte & Touche LLP

Dated:	New York, New York	Dated:	New York, New York
	December 17, 2009		December 17, 2009

THOMPSON HINE LLP		PAUL, HASTINGS, JANOFSKY & WALKER LLP
By:	/s/ Rebecca Brazzano	By:	/s/ Asa R. Danes
David Wilson Rebecca Brazzano		Daniel B. Goldman Asa R. Danes
335 Madison Avenue, 12th Floor New York, New York 10017 (212) 344-5680 Attorneys for Defendant Shawn Osborne		Park Avenue Tower 75 East 55th Street, First Floor New York, New York 10022 (212) 318-6024 Attorneys for Defendant Yechiam Yemini

Dated:	New York, New York
December 17, 2009

WILMER CUTLER PICKERING HALE AND DORR LLP
By:	/s/ Joanne Monteavaro
Joanne Monteavaro William Paine
399 Park Avenue New York, New York 10022 (212) 230-8800 Attorneys for Defendant Francis Girard

Exhibit A - 40

EXHIBIT A

UNITED STATES DISTRICT COURT EASTERN DISTRICT OF NEW YORK
IN RE COMVERSE TECHNOLOGY, INC. DERIVATIVE LITIGATION	06-cv-1849 (NGG)(RER)

PRELIMINARY APPROVAL AND SCHEDULING ORDER

The parties to the above-captioned consolidated derivative action (the “Federal Derivative Action”) have applied pursuant to Rule 23.1 of the Federal Rules of Civil Procedure for an Order to approve the proposed settlement of the Federal Derivative Action in accordance with the Stipulation of Compromise and Settlement entered into by the parties, dated as of December 17, 2009 (the “Stipulation”), and for the dismissal of the Federal Derivative Action with prejudice upon the terms and conditions set forth in the Stipulation (the “Settlement”).  The parties to a parallel derivative action currently pending in the Supreme Court of the State of New York, In re Comverse Technology, Inc. Derivative Litigation, No. 601272/06, have also signed the Stipulation and have therefore agreed to be bound by its terms.  The parties anticipate seeking dismissal with prejudice of the pending state derivative action if and when this Court grants final approval of the Settlement.  The Court having read and considered the Stipulation and accompanying documents, and all parties having consented to the entry of this Order,
NOW, THEREFORE, this ___ day of _______ __, 20__, upon application of the Parties,
IT IS HEREBY ORDERED as follows:

1. Except for terms defined herein, the Court adopts and incorporates the definitions in the Stipulation for purposes of this Order.

2. For purposes of this Settlement, the Federal Derivative Action is to be treated as a properly maintained derivative action on behalf of Comverse under Rule 23.1 of the Federal

Exhibit A - A - 1

Rules of Civil Procedure and Louisiana Municipal Police Employees’ Retirement System is to be treated as an appropriate derivative plaintiff.

3. The Settlement appears to be the product of serious, informed, noncollusive negotiations, has no obvious deficiencies, provides substantial value to the Company and falls within the range of possible approval and, therefore, merits further consideration.

4. The Court preliminarily finds that the Settlement is fair, reasonable, adequate, and in the best interests of the Company and its Shareholders.

5. The Court has scheduled a Settlement Hearing, which will be held on ________ __, 20__, at _ m., at the United States Courthouse, 225 Cadman Plaza East, Brooklyn, New York 11201, to:

(a) consider the Settlement pursuant to Rule 23.1 of the Federal Rules of Civil Procedure as fair, reasonable, adequate, and in the best interests of the Company and its Shareholders;

(b) consider an Order and Final Judgment dismissing the Federal Derivative Action with prejudice, with each Party to bear his or its own costs, and release and enjoin prosecution of any and all Released Claims;

(c) consider Plaintiffs’ Counsel’s request for an award of Fees and Expenses; and

(d) hear other such matters as the Court may deem necessary and appropriate.

6. The Court reserves the right to adjourn the Settlement Hearing or modify any of the dates set forth herein without further notice to the Company’s Shareholders.

Exhibit A - A - 2

7. The Court reserves the right to approve the Settlement at or after the Settlement Hearing with such modifications as may be consented to by the parties to the Federal Derivative Action and without further notice to the Company’s Shareholders.

8. The Court approves, as to form and content, the Notice of Pendency and Settlement of Derivative Actions and of Settlement Hearing (the “Notice”), annexed as Exhibit 1 to Exhibit A to the Stipulation, and the Summary Notice of Pendency and Settlement of Derivative Actions and of Settlement Hearing (“Publication Notice”), annexed as Exhibit 2 to Exhibit A to the Stipulation, and finds that the filing, posting, and publication of these notices, substantially in the manner and form set forth in this Order, meets the requirements of Rule 23.1 of the Federal Rules of Civil Procedure and due process under the United States Constitution and any other applicable laws, is the best notice practicable under the circumstances, and shall constitute due and sufficient notice of all matters relating to the Settlement.

9. All costs incurred in notifying the Company’s Shareholders of the Settlement, shall be paid by the Company, and in no event shall Plaintiffs or their counsel be responsible for any costs relating to notifying Shareholders.

10. No later than ________ __, 20__, Comverse’s counsel shall cause a copy of the Notice, substantially in the form annexed as Exhibit 1 to Exhibit A to the Stipulation, to be (1) filed in a Form 8-K with the SEC, along with a copy of the Stipulation as an exhibit to the Form 8-K, and (2) posted on the Company’s website through the date of the Settlement Hearing.

11. No later than ________ __, 20__, Comverse’s counsel shall cause a copy of the Publication Notice, substantially in the form annexed as Exhibit 2 to Exhibit A to the Stipulation to be published in The Wall Street Journal.

Exhibit A - A - 3

12. At least seven (7) days prior to the Settlement Hearing, Comverse’s counsel shall file with the Court and serve on Plaintiffs’ Counsel proof, by affidavit or declaration, of such SEC filing, website posting, and publication.

13. All proceedings in the Federal Derivative Action, other than such proceedings as may be necessary to carry out the terms and conditions of the Stipulation and the Settlement, are hereby stayed and suspended until further Order of this Court.  Pending final determination of whether the Stipulation should be approved, Plaintiffs, the Company, Plaintiffs’ Counsel, all of the Company’s Shareholders, and any of them, are barred and enjoined from commencing, prosecuting, instigating, or in any way participating in the commencement or prosecution of any action asserting any Released Claims against any Released Persons.

14. Any Shareholder as of _________ __, 20__ [date of Preliminary Order], that continues to hold shares of Comverse common stock as of the date of the Settlement Hearing (“Objecting Shareholder”) may appear and show cause, if he, she, or it has any reason why the proposed Settlement of the Federal Derivative Action should not be approved as fair, reasonable, and adequate, or why a Judgment should not be entered thereon, or why attorneys’ fees and expenses should not be awarded to counsel for the Plaintiffs; provided, however, that no Objecting Shareholder shall be heard or entitled to contest the approval of the terms and conditions of the proposed Settlement, or, if approved, the Order and Final Judgment to be entered thereon approving the same, or the attorneys’ fees and expenses to be awarded to counsel for the Plaintiffs unless that person files and serves his, her, or its objection in accordance with the terms and conditions in the Notice.

15. Any Objecting Shareholder who does not file and serve a timely objection in accordance with the terms and conditions in the Notice shall be deemed to have waived any

Exhibit A - A - 4

objection such Objecting Shareholder might have, and shall forever be barred, in these proceedings or in any other proceeding, from making any objection to or otherwise challenging the Settlement, the Stipulation or any provision thereof, the dismissal of the Derivative Actions, or the application and award of attorneys’ fees and expenses and/or any other proceedings herein, and shall have no right to appeal therefrom.

16. If the Settlement provided for in the Stipulation shall be approved by the Court following the Settlement Hearing, an Order and Final Judgment shall be entered as described in the Stipulation.

17. If the Stipulation is not approved by the Court, is terminated, or shall not become effective for any reason, the Federal Derivative Action shall proceed, completely without prejudice to any party as to any matter of law or fact, as if the Stipulation had not been made and had not been submitted to the Court, and neither the Stipulation, any provision contained in the Stipulation, any action undertaken pursuant thereto, nor the negotiation thereof by any party shall be deemed an admission or offered or received in evidence at any proceeding in the Federal Derivative Action or any other action or proceeding.
IT IS SO ORDERED

DATED:

U.S.D.J. NICHOLAS G. GARAUFIS

Exhibit A - A - 5

EXHIBIT A-2

SUMMARY NOTICE OF PENDENCY AND SETTLEMENTS
OF SHAREHOLDER ACTIONS AND OF SETTLEMENT HEARING

TO:	ANY PERSON WHO OWNS COMVERSE COMMON STOCK (“COMVERSE SHAREHOLDER”)
YOU ARE HEREBY NOTIFIED that pursuant to an Order of the United States District Court for the Eastern District of New York, a hearing will be held on June 21, 2010, at 10:00 a.m., before the Honorable Nicholas G. Garaufis, United States District Judge, at the United States Courthouse, 225 Cadman Plaza East, Brooklyn, New York 11201, for the purpose of determining whether the proposed settlements in the shareholder actions captioned In re Comverse Technology, Inc. Derivative Litigation, No. 06-CV-1849 (NGG)(RER) (the “Federal Derivative Action”), and Levy v. Koren, No. 07-CV-896 (AKH) (S.D.N.Y.) (the “Section 16(b) Action”), should be approved as fair, reasonable, and adequate, and whether judgments dismissing the Federal Derivative Action and the Section 16(b) Action should be entered.
Plaintiffs in the Federal Derivative Action are Comverse shareholders who filed certain claims against the defendants on behalf and in the right of Comverse, alleging that the defendants engaged in or benefited from the improper backdating of stock options, and, as a result, disseminated materially false financial statements and proxy statements to the shareholders of the Company.  Plaintiff in the Section 16(b) Action brought an action pursuant to Section 16(b) of the Securities Exchange Act of 1934 to recover so-called “short-swing profits.”  In connection with resolving the Federal Derivative Action and a parallel derivative action, which alleges substantially similar claims and is pending in the Supreme Court of the State of New York, captioned In re Comverse Technology, Inc. Derivative Litigation, No. 601272/06 (the “State Derivative Action”), Comverse has taken certain corporate governance actions, and Comverse officers and directors are being released from liability to Comverse.  The proposed settlement provides for dismissal of the State Derivative Action.

Exhibit A - A2 - 1

The proposed settlements further provide for the payment of fees and expenses for plaintiffs’ counsel in the Derivative Actions and Section 16(b) Action.
IF YOU ARE A CURRENT OWNER OF COMVERSE COMMON STOCK YOUR RIGHTS MAY BE AFFECTED BY PROCEEDINGS IN THESE ACTIONS.  A more detailed form of notice describing the Settlements has been filed by the Company with the SEC in a Form 8-K and posted on the Company’s website, www.comverse.com.
Inquiries may be made to plaintiffs’ counsel in the Derivative Actions and Section 16(b) Action:
Attorneys for Derivative Plaintiff Louisiana Municipal Police Employees’ Retirement System in the Federal Derivative Action:	Mark Lebovitch Steven B. Singer Laura Helen Gundersheim BERNSTEIN LITOWITZ BERGER & GROSSMANN LLP 1285 Avenue of the Americas New York, New York 10019 (212) 554-1400

Attorneys for Derivative Plaintiffs Leonard Sollins and Timothy Hill in the State Derivative Action:	Benjamin Y. Kaufman Neil Fraser Todd L. Kammerman MILBERG LLP One Pennsylvania Plaza New York, New York 10119 (212) 594-5300

Eric L. Zagar Michael Wagner Tara P. Kao BARROWAY TOPAZ KESSLER MELTZER & CHECK, LLP 280 King of Prussia Road Radnor, Pennsylvania (610) 822-2209

Exhibit A - A2 - 2

Attorneys for Section 16(b) Plaintiff Mark Levy	Mitchell M.Z. Twersky ABRAHAM FRUCHTER & TWERSKY LLP One Penn Plaza Suite 2805 New York, New York 10119 (212) 279-5050
Any objection to the settlement of the Derivative Actions must be filed with the Court no later than May 24, 2010, and sent via first-class mail or overnight delivery to the following counsel of record:
The Court:	Clerk of Court United States Courthouse 225 Cadman Plaza East Brooklyn, New York 11201

Attorneys for Plaintiff Louisiana Municipal Police Employees’ Retirement System in the Federal Derivative Action:	Steven B. Singer BERNSTEIN LITOWITZ BERGER & GROSSMANN LLP 1285 Avenue of the Americas New York, New York 10019

Attorneys for Plaintiffs Leonard Sollins and Timothy Hill in the State Derivative Action:	Benjamin Y. Kaufman MILBERG LLP One Penn Plaza New York, New York 10119-165

Eric L. Zagar BARROWAY TOPAZ KESSLER MELTZER & CHECK, LLP 280 King of Prussia Road Radnor, Pennsylvania

Attorneys for Nominal Defendant Comverse Technology, Inc.:	Daniel J. Horwitz DICKSTEIN SHAPIRO LLP 1633 Broadway New York, New York 10019

Attorneys for Defendant Jacob “Kobi” Alexander:	Jeremy Temkin MORVILLO, ABRAMOWITZ, GRAND, IASON, ANELLO & BOHRER, P.C. 565 Fifth Avenue New York, New York 10017

Exhibit A - A2 - 3

Any objection to the settlement of the Section 16(b) Action must be filed with the Court no later than May 24, 2010, and sent via first-class mail or overnight delivery to the following counsel of record:
The Court:	Clerk of Court United States Courthouse 225 Cadman Plaza East Brooklyn, New York 11201

Attorneys for Plaintiff Mark Levy:	Mitchell M.Z. Twersky ABRAHAM FRUCHTER & TWERSKY LLP One Penn Plaza Suite 2805 New York, New York 10119 (212) 279-5050

Attorneys for Nominal Defendant Comverse Technology, Inc.:	Miranda S. Schiller WEIL, GOTSHAL & MANGES LLP 767 Fifth Avenue New York, New York 10153

Attorneys for Defendant Koren:	Seth T. Taube BAKER BOTTS LLP 30 Rockefeller Plaza New York, New York 10112
PLEASE DO NOT CONTACT THE COURT OR THE CLERK OF THE COURT REGARDING THIS NOTICE.

DATED: April 7, 2010	BY ORDER OF THE COURT UNITED STATES DISTRICT COURT EASTERN DISTRICT OF NEW YORK

Exhibit A - A2 - 4

EXHIBIT B

UNITED STATES DISTRICT COURT EASTERN DISTRICT OF NEW YORK
IN RE COMVERSE TECHNOLOGY, INC. DERIVATIVE LITIGATION	06-CV-1849 (NGG)(RER)

ORDER AND FINAL JUDGMENT APPROVING

 SETTLEMENT AND DISMISSING WITH PREJUDICE
WHEREAS, the above-captioned consolidated shareholder derivative action having come on regularly for a hearing, as noticed, on ____ __, 20__, at __m., pursuant to the Order of this Court, dated _____ __, 20__ (the “Preliminary Order”), to consider and determine the matters set forth in the Preliminary Order; and
WHEREAS, due and sufficient notice having been given as provided in the Hearing Order, and all persons having any objection to the proposed settlement or the request for attorneys’ fees and expenses described in the Notice of Pendency and Settlement of Derivative Actions and of Settlement Hearing having been given an opportunity to present such objections to the Court; and
WHEREAS, [no objections to the settlement or the requested attorneys’ fees and expenses were received] [all objections to the settlement or the requested attorneys’ fees and expenses having been heard in opposition]; and
WHEREAS, on ______ __, 20__, the Court entered an order approving the settlement and, having reviewed the parties’ written submissions and heard the testimony of counsel to the parties, determined that the requested attorneys’ fees and expenses of $9,350,000 was fair and reasonable; and
WHEREAS, the Court having heard and considered the matter, including all papers filed in connection therewith, the arguments of the parties at the ____ __, 2010 hearing;

Exhibit A - B - 1

IT IS HEREBY ORDERED, ADJUDGED, AND DECREED that:
1.      This Order and Final Judgment incorporates by reference the definitions in the Stipulation of Compromise and Settlement executed by the Parties on December 17, 2009, and filed with the Court on ______ __, 20__, and all terms used herein shall have the same meanings as set forth in the Stipulation.
2.      The Court has jurisdiction over the subject matter of the Federal Derivative Action, and over all parties to the Federal Derivative Action and Stipulation, for purposes of reviewing and approving the Settlement, including nominal defendant Comverse Technology, Inc., the Individual Defendants,1 Deloitte & Touche LLP, and Comverse’s Shareholders.
3.      The Notice is hereby determined to be fair, reasonable, and adequate notice under the circumstances and in full compliance with Rule 23.1 of the Federal Rules of Civil Procedure, and the requirements of due process of the United States Constitution and any other applicable laws, and constitutes due and sufficient notice.
4.      This action is properly maintained as a derivative action under Rule 23.1 of the Federal Rules of Civil Procedure on behalf of Comverse and Louisiana Municipal Police Employees’ Retirement System is an appropriate derivative plaintiff.
5.      The Court hereby approves the Settlement set forth in the Stipulation and finds that the Settlement is in all respects fair, just, reasonable, and adequate to Comverse and its Shareholders and shall be consummated in accordance with the terms and conditions of the
______________________
1 The “Individual Defendants” are Jacob “Kobi” Alexander (“Mr. Alexander” or “Alexander”), John H. Friedman, William F. Sorin, Ron Hiram, Itsik Danziger, Sam Oolie, Carmel Vernia, Francis Girard, Igal Nissim, David Kreinberg, Zeev Bregman, Dan Bodner, Shaula A. Yemini, Zvi Alexander, Yechiam Yemini, Shawn K. Osborne, and Raz Alon.  Individual Defendant Raz Alon is a defendant in only the Federal Derivative Action.  Zvi Alexander and Carmel Vernia were named as defendants in the Derivative Actions, but service was never perfected.  As former officers and/or directors of Comverse, they are included as part of the definition of Released Persons and will be released as part of the proposed settlement.

Exhibit A - B - 2

Stipulation.  The Parties are hereby authorized and directed to comply with the terms of the Stipulation and to consummate the Settlement in accordance with its terms and provisions.
6.      The Federal Derivative Action, and each of the complaints filed therein, and all of the Released Claims as against the Released Persons, are hereby DISMISSED WITH PREJUDICE, with each Party to bear his or its own costs (except as otherwise provided in this Order and Final Judgment or the Stipulation).
7.      Plaintiffs, on behalf of themselves and their Related Persons, Comverse, and any Comverse Shareholder, are hereby forever barred and enjoined from prosecuting any Released Claims they may have against any of the Released Persons.  Plaintiffs are also hereby forever barred and enjoined from prosecuting any claims against the Defendants’ counsel related to the defense of the Derivative Actions.
8.      Each Defendant, on behalf of himself or itself and on behalf of his or its respective Related Persons, is hereby forever barred and enjoined from prosecuting any Released Defendants’ Claims they may have against any of the Plaintiffs and Plaintiffs’ Counsel and their subsidiaries, affiliates, members, directors, officers, employees, partners, agents, heirs, administrators, successors, and assigns.
9.      Each Defendant and his or its Related Persons shall be hereby barred and enjoined from prosecuting any claims (including Unknown Claims) against each other and their respective Related Persons, arising out of, relating to, or in connection with the Released Claims.  Notwithstanding the above, nothing in this paragraph shall bar any claims or potential claims that Comverse or any Person who is or was a Defendant in the Derivative Actions may have under or relating to any policy of liability or other insurance.  Notwithstanding anything in this paragraph, the exchange of releases between Mr. Alexander and Comverse and the scope of such releases shall be in accordance with the terms set forth in Exhibit C to the Stipulation.

Exhibit A - B - 3

10. Each of the Defendants and any other Person shall be deemed to be, and by operation of this Order and Final Judgment shall be, permanently barred, enjoined, and restrained from commencing, prosecuting, or asserting any claim(s) for contribution, however denominated, that is related to, based upon, or arises out of the Released Claims, regardless of whether such claim(s) for contribution is asserted as a claim, cross-claim, counterclaim, third-party claim, or in any other manner, in the Derivative Actions, the Direct Actions, or in any other court, arbitration, administrative agency, or forum.  All such claims for contribution will be extinguished, discharged, satisfied, and unenforceable both (a) against the Released Persons and (b) by the Released Persons against any other Person.  Nothing herein, however, shall prevent any Party from seeking documents or testimony from any Defendant with regard to any proceeding.
11.      In the event Mr. Alexander terminates his settlement in the Shareholder Class Action and/or the Derivative Actions, he shall be severed from this Order and Final Judgment and this Order and Final Judgment shall remain binding on Plaintiffs, on behalf of themselves and their Related Persons, Comverse, and any Comverse Shareholder, on the one hand, and Comverse and all Defendants, other than Mr. Alexander on the other hand.  Notwithstanding anything in this Order and Final Judgment to the contrary, if Mr. Alexander terminates his Settlement with the Shareholder Class Action and/or the  Derivative Actions, he shall remain bound by and subject to the contribution bar order described in paragraph 10 above, but nothing herein shall affect Mr. Alexander’s right to a set-off, judgment reduction or other credit against the Derivative Plaintiffs or Comverse pursuant to 15 U.S.C. § 78u-4(f)(7)(B), N.Y. § GOL 15-108, or other provisions of federal or state statutory or common law, in the event he terminates this Settlement.
12.      Plaintiffs’ Counsel is hereby awarded Fees and Expenses in the amount of $9,350,000, which Comverse will pay to Milberg LLP as receiving agent for Plaintiffs’ Counsel

Exhibit A - B - 4

within the later of (i) August 30, 2010, or (ii) thirty (30) days of the later of the State Dismissal, the Federal Dismissal, or the Shareholder Class Action Settlement.  Plaintiffs’ Counsel’s receipt of the Fees and Expenses is subject to Plaintiffs’ Counsel’s joint and several obligation to make a refund or repayment to the Company or its designee if, as a result of any appeal and/or further proceedings on remand, or successful collateral attacks, the amount of Fees and Expenses is reduced.  In the event that a Party fails to comply with Section 3.3.1 of the Stipulation, Fees and Expenses will be reduced by an amount such that total payment of Fees and Expenses does not exceed fifteen percent of the total amounts actually paid under Section 3.3.1.
13.      Nothing in the Stipulation, the Settlement set forth therein, or any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement is, may be deemed to be or may be used as an admission of, or evidence of, the validity of any Released Claim, or of any wrongdoing or liability of any of the Defendants or Released Persons; or is or may be used as an admission of, or evidence of, any fault or omission of any of the Defendants or Released Persons in any civil, criminal, or administrative proceeding in any court, administrative agency, or other tribunal.  Defendants and the Released Persons may file this Order and Final Judgment in any action or proceeding that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, release, good-faith settlement, judgment bar or reduction, any theory of claim preclusion or issue preclusion, or similar defense or counterclaim.
14.      Nothing contained herein shall be construed to release, discharge, extinguish or otherwise compromise any claims, potential claims, duties, obligations or rights that Comverse or any Person who is or was a defendant in the Derivative Actions or any insurer may have or owe under or relating to any policy of liability or other insurance.

Exhibit A - B - 5

15.      Without in any way affecting the finality of this Order and Final Judgment, this Court shall retain continuing jurisdiction to enter any further orders as may be necessary to effectuate or enforce the terms and provisions of the Stipulation and the Settlement, to protect and effectuate the provisions of this Order and Final Judgment, and to hear and determine other matters relating to the administration, consummation, construction, or enforcement of the Settlement provided for in the Stipulation and in this Order and Final Judgment.
16.      The Clerk of the Court is directed to enter this Final Judgment pursuant to this Order in accordance with Rules 54 and 58 of the Federal Rules of Civil Procedure.

ENTER:

U.S.D.J. Nicholas G. Garaufis

Judgment signed and entered this __ day of ___, 20__.

Exhibit A - B - 6

EXHIBIT C

Jacob “Kobi” Alexander Settlement Provisions

I.	Mr. Alexander shall contribute $60 million to Comverse as follows1:

A.	The cash in his brokerage accounts that have been seized and frozen by order of the Federal Court (the “Accounts”) as set forth in paragraph I.G;

B.
The value of the securities in the Accounts.  Securities in the Accounts shall be valued as of December 31, 2009 (the “Valuation Date”).  The securities in the Accounts, including shares of Verint Systems, Inc. (“Verint”), Ulticom, Inc. (“Ulticom”), and private equity fund securities (SSB Masters Fund L.P., Private Selection Fund I LLC, Private Selection Fund 2 L.P., and SSB Greenwich Street II LP) (“Private Equity Funds”), shall be valued at the amounts set out in the brokerage account statements as of the Valuation Date;

C.
The aggregate value of the Accounts as of the Valuation Date, consisting of the amount of cash in the Accounts as of the Valuation Date and the value of the securities as determined under paragraph I.B above, is referred to as the “Account Value”;

D.
Comverse and Mr. Alexander shall jointly cooperate to cause the following to be released and paid to Comverse: (i) the cash surrender value of Mr. Alexander’s split dollar life insurance policies, (ii) the amount in Mr. Alexander’s Israeli education fund account(s), and (iii) the total amount in Mr. Alexander’s Manager’s Insurance policies (both pension and severance components);

E.
Comverse and Mr. Alexander shall use their reasonable best efforts, consistent with paragraph I.D, to cause the funds described in paragraph I.D to be received by Comverse on or before June 30, 2010.  In the event that any portion of the funds referenced in paragraph I.D is not received by Comverse before June 30, 2010, Mr. Alexander shall pay an equivalent amount to Comverse.  To the extent that such funds are subsequently received by Comverse, Comverse shall transfer that amount to Mr. Alexander.

i.
As an alternative to causing (a) the amount in his Israeli education fund account(s) and/or (b) the amount of his Manager’s Insurance policies (both pension and severance components) (collectively the “Education and Manager’s Insurance Amounts”) to be released and paid to Comverse, Mr. Alexander may elect to transfer the policies and accounts in paragraph I.D to himself, in which case he shall pay to Comverse an amount of equal value.  If Mr. Alexander so

_____________________________
1  Unless otherwise defined, the capitalized words shall have the meanings set out in the Stipulation of Compromise and Settlement in the following actions: In re Comverse Technology, Inc. Derivative Litig., No. 06 CV 1849 (NGG)(RER) (E.D.N.Y.); and In re Comverse Technology, Inc. Derivative Litig., No. 601272/06 (N.Y. Sup. Ct.).

Exhibit A - C - 1

elects, Comverse will use commercially reasonable efforts to cause (a) Mr. Alexander’s Israeli education fund account(s), and (b) Mr. Alexander’s Manager’s Insurance policies (both pension and severance components), to be transferred to Mr. Alexander;

F.
Mr. Alexander shall pay to Comverse the amount by which $60 million exceeds the Account Value and the amounts received by Comverse pursuant to, without duplication, paragraphs I.D and I.E (the “Balance”) on or before June 30, 2010;

G.
Mr. Alexander and his wife Hana Alexander will withdraw and relinquish any claims previously asserted in the Civil Forfeiture Action to the cash and securities in the Accounts, and shall cooperate with all reasonable requests by the Office of the United States Attorney for the Eastern District of New York (the “USAO”) regarding the forfeiture of the Accounts.  Mr. and Mrs. Alexander will also cooperate with all reasonable requests by the USAO and Comverse regarding the transfer of the Accounts to Comverse as soon as reasonably possible after the Completion Date.2   On or before the entry of the Preliminary Order, Mr. and Mrs. Alexander will execute such documents as are necessary to withdraw and relinquish their claims to the cash and securities in the Accounts, and will deliver said documents to the USAO or a mutually acceptable third party, subject to an agreement to hold these documents in escrow until the Completion Date, at which time the parties anticipate the USAO will file the documents as necessary to effectuate the forfeiture of the Accounts and transfer the assets in the Accounts to Comverse;

H.
Following the Completion Date and within ten (10) days after the transfer of the assets in the Accounts to the Class Settlement Fund (the “Transfer Date”), Mr. Alexander or his designee shall pay to the Class Settlement Fund3 an amount equal to the value of the Private Equity Funds as set out in the brokerage account statements on the Valuation Date, less any cash that has been generated between the Valuation Date and the date on which the Private Equity Funds are transferred to Mr. Alexander or his designee (the “Private Equity Purchase Price”).  Within forty-eight (48) hours after receipt of the Private Equity Purchase Price, the Class Settlement Fund will transfer the Private Equity Funds (including any securities distributed from the Private Equity Funds in kind) to Mr. Alexander’s designee, or, if the USAO does not object, to Mr. Alexander;

I.	After Comverse’s receipt of funds pursuant to, without duplication, paragraphs I.A, I.E, and I.F, Comverse shall deposit such funds into the Derivative Settlement

____________________________
2 “Completion Date” means the last date on which the appeals from final orders and judgments approving (a) the Federal Derivative Action, (b) the State Derivative Action, and (c) the Shareholder Class Action have expired.

3 “Class Settlement Fund” means the “Settlement Fund” defined in the Stipulation of Settlement in In re Comverse Technology, Inc. Securities Litigation, No. 06-CV-1825 (NGG)(RER).

Exhibit A - C - 2

Fund.  Within forty-eight (48) hours of Comverse receipt of funds pursuant to, without duplication, paragraphs I.A, I.E, and I.F, Comverse shall direct the transfer of the funds from the Derivative Settlement Fund into the Class Settlement Fund.  Within forty-eight (48) hours after Comverse’s receipt of the securities described in paragraph I.B, Comverse shall deposit the securities into the Class Settlement Fund;

J.
Notwithstanding anything to the contrary in the Stipulation, including, Section 3.3.1(j) of the Stipulation, upon the Federal Dismissal, State Dismissal, and the Shareholder Class Action Settlement, but in no event later than June 30, 2010, funds from the Derivative Settlement Fund in an amount equal to the total amounts deposited into the Derivative Settlement Fund pursuant to paragraphs I.E and I.F shall be distributed by the Derivative Settlement Fund to or at the direction of Comverse into the Class Settlement Fund;

K.	All sums deposited into the Derivative Settlement Fund and the Class Settlement Fund shall be held in escrow subject to paragraph VII.

II.
Notwithstanding anything to the contrary in the Stipulation, Comverse, on the one hand, and Mr. Alexander, on the other hand, shall execute releases substantially in the form annexed as Exhibit C-1, releasing each other from any and all claims, known or unknown, from the beginning of the world until the later of the Completion Date or the discontinuance with prejudice of Comverse Technology, Inc. v. Alexander, No. 08/600142 (N.Y. Sup. Ct.) (“Comverse v. Alexander”).  The release executed by Comverse shall include a provision lifting the Order of Attachment with respect to the Alexander Apartments.  These releases shall be held in escrow as described below in paragraph VII.

III.
Notwithstanding anything to the contrary in the Stipulation, Comverse covenants (a) not to sue Mr. Alexander, (b) not to cause its subsidiaries (direct and indirect) and affiliates to sue Mr. Alexander, and (c) to use its reasonable best efforts to cause its subsidiaries (direct and indirect) and affiliates not to sue Mr. Alexander, for all claims, known or unknown, from the beginning of the world until the later of the Completion Date or the discontinuance with prejudice of Comverse v. Alexander, provided that (i) such covenant shall not affect or impair the ability of any directors, officers, employees, or agents of Comverse who serve on the boards of directors of Ulticom or Verint from taking actions in the exercise of their fiduciary duties as directors thereof and (ii) actions taken in the exercise of such duties shall not constitute a breach of such covenant.

IV.
Mr. Alexander will transfer his equity interest in Starhome to Comverse without additional consideration.  On or before June 30, 2010, Mr. Alexander will execute such documents as Comverse reasonably requests to effectuate the transfer of his equity interest in Starhome, and such documents shall be held in escrow as described in paragraph VII.

Exhibit A - C - 3

V.
Notwithstanding anything to the contrary in the Stipulation, Mr. Alexander’s settlement of the Federal Derivative Action and the State Derivative Action is conditioned upon the final approval of the settlements of the Derivative Actions, the Class Action, and SEC v. Alexander, No. 06-CV-03844 (NGG)(RER) (E.D.N.Y.) (“SEC Action”); the discontinuance with prejudice of Comverse v. Alexander; and the occurrence of the Completion Date and the Transfer Date.  For the avoidance of doubt, if Mr. Alexander exercises his rights under paragraph 2.23 of the Stipulation entered into in the Shareholder Class Action on or about December 16, 2009 (the “Class Action Stipulation”), then this Stipulation is terminated through no fault of Mr. Alexander subject to paragraph VII.

VI.
Comverse will cooperate with Mr. Alexander to cause the release of liens on the Alexander Apartments to the extent necessary to allow him to mortgage and/or sell such property to generate proceeds net of mortgages, taxes, and brokerage fees and other closing costs (“Net Proceeds”) sufficient to fund the amount due under paragraphs I.E, I.F, and I.H and any penalty to be paid in settlement of the SEC Action.  Comverse will also cooperate with Mr. Alexander to cause the release of liens on the Alexander Apartments to allow him to sell such property, provided that the Net Proceeds from such sales (the “Additional Apartment Proceeds”) are deposited into an escrow account pursuant to a mutually acceptable escrow agreement, and subject to the Order of Attachment previously entered in Comverse v. Alexander until the Completion Date.  The Additional Apartment Proceeds may be used to satisfy the obligations of Mr. Alexander or his designee under paragraph I.H.  Upon the Completion Date, Comverse will release the Order of Attachment and execute, within five (5) business days of being presented with such documents, any and all documents necessary to effectuate the transfer of the remaining Alexander Apartments and the Additional Apartment Proceeds, if any, to Mrs. Alexander.  Comverse understands and acknowledges that Mrs. Alexander is relinquishing her claims to the Accounts and the Alexander Apartments based upon and in consideration of Comverse’s obligations under this agreement.

VII.
If the Completion Date fails to occur (1) other than by reason of Mr. Alexander’s failure to comply with his obligations under the Stipulation or (2) by reason of Mr. Alexander’s exercise of his rights under paragraphs 2.21 through 2.26 of the Class Action Stipulation, then funds, securities, and documents held in escrow shall be handled as follows:

A.	Mr. and Mrs. Alexander and Comverse will jointly request that the USAO (or other mutually agreeable third party) return the releases described in paragraph I.G to Mr. and Mrs. Alexander;

B.	Releases described in paragraph II shall be returned to Mr. Alexander and Comverse, respectively;

C.
Funds described in paragraphs I.D and I.E, shall be deposited into an escrow account jointly established by counsel for Comverse and counsel for Mr. Alexander at a mutually agreeable federally chartered bank, pending

Exhibit A - C - 4

resolution of Comverse’s claims against Mr. Alexander and Mr. Alexander’s counterclaims against Comverse;

D.
Funds described in paragraph I.F and I.H, shall be deposited into an escrow account jointly established  by counsel for Comverse and counsel for Mr. Alexander at a mutually agreeable federally chartered bank, pending resolution of Comverse’s claims against Mr. Alexander and Mr. Alexander’s counterclaims against Comverse.  Notwithstanding the above, if any of the funds described in paragraph I.F and I.H were obtained by issuing mortgage(s) on the Alexander Apartments, such funds, and only such funds, may be used to pay down the mortgage(s) on the Alexander Apartments to the extent such mortgage(s) remains outstanding, provided, however, that the Order of Attachment remains in place.  Subject to SEC approval and to the extent feasible, funds designated for payment to the SEC shall be treated in accordance with this paragraph VII.D; and

E.	The documents described in paragraph IV shall be returned to Mr. Alexander.

Exhibit A - C - 5

EXHIBIT C-1

UNITED STATES DISTRICT COURT
EASTERN DISTRICT OF NEW YORK
IN RE COMVERSE TECHNOLOGY, INC. DERIVATIVE LITIGATION	No. 06-CV-1849 (NGG)(RER)

SUPREME COURT OF THE STATE OF NEW YORK
COUNTY OF NEW YORK
COMVERSE TECHNOLOGY, INC. Plaintiff, JACOB “KOBI” ALEXANDER and WILLIAM SORIN Defendants.	No. 600142/08 Hon. Richard B. Lowe III, J.S.C.
IN RE COMVERSE TECHNOLOGY, INC. DERIVATIVE LITIGATION	No. 601272/06 Hon. Richard B. Lowe III, J.S.C.
GENERAL RELEASE
TO ALL TO WHOM THESE PRESENTS SHALL COME OR MAY CONCERN, KNOW THAT Jacob “Kobi” Alexander, as RELEASOR, in consideration of the terms contained in the Stipulation of Compromise and Settlement in In re Comverse Technology, Inc. Derivative Litigation, No. 06-CV-1849 (NGG)(RER) and In re Comverse Technology, Inc. Derivative Litigation, No. 601272/06 (N.Y. Sup. Ct.) dated December 17, 2009 (the “Derivative Stipulation”), including, but not limited to a release of all of Comverse Technology, Inc.’s claims against Mr. Alexander and the terms of paragraphs II, III, and VI of Exhibit C to the Derivative Stipulation, receipt whereof is hereby acknowledged, releases and discharges Comverse

Exhibit A - C-1.1 - 1

Technology, Inc. as RELEASEE, the RELEASEE, RELEASEE’S directors and officers (in their capacity as officers and directors), successors, assigns, all of its direct and indirect subsidiaries and affiliates (with the exception of Verint Systems, Inc. and Ulticom, Inc.) from all actions, causes of action, suits, debts, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands whatsoever, in law, admiralty or equity, whether known or unknown, including, but not limited to any actions related to the Released Claims as defined in the Derivative Stipulation, which against the RELEASEE, the RELEASOR, RELEASOR’S heirs, executors, administrators, successors and assigns ever had, now have or hereafter can, shall or may have, for, upon, or by reason of any matter, cause or thing whatsoever from the beginning of the world to the later of the Completion Date as defined in Exhibit C to the Derivative Stipulation or the discontinuance with prejudice of Comverse Technology, Inc. v. Alexander, No. 600142/08, pending in the Supreme Court of the State of New York.
For the avoidance of doubt, nothing in this RELEASE shall be construed as a waiver of claims against Verint Systems Inc. or Ulticom, Inc. that Mr. Alexander ever had, now has or hereafter can, shall, or may have, for, upon, or by reason of any matter, cause, or thing whatsoever.
To the extent that an officer or director of Comverse, or an officer or director of a direct or indirect subsidiary or affiliate of Comverse (other than Verint and Ulticom), commences an action against Mr. Alexander, this RELEASE will be null and void, and of no further effect, as to that officer or director.

Exhibit A - C-1.1 - 2

This RELEASE shall be held in escrow pursuant to paragraphs II and VII of Exhibit C to the Derivative Stipulation and this RELEASE shall not take effect unless the Completion Date, as defined in Exhibit C to the Derivative Stipulation, occurs.

Dated:	New York, New York
December __, 2009
JACOB “KOBI” ALEXANDER

By:

Exhibit A - C-1.1 - 3

UNITED STATES DISTRICT COURT
EASTERN DISTRICT OF NEW YORK
IN RE COMVERSE TECHNOLOGY, INC. DERIVATIVE LITIGATION	No. 06-CV-1849 (NGG)(RER)

SUPREME COURT OF THE STATE OF NEW YORK
COUNTY OF NEW YORK
COMVERSE TECHNOLOGY, INC. Plaintiff, JACOB “KOBI” ALEXANDER and WILLIAM SORIN Defendants.	No. 600142/08 Hon. Richard B. Lowe III, J.S.C.
IN RE COMVERSE TECHNOLOGY, INC. DERIVATIVE LITIGATION	No. 601272/06 Hon. Richard B. Lowe III, J.S.C.
GENERAL RELEASE
TO ALL TO WHOM THESE PRESENTS SHALL COME OR MAY CONCERN, KNOW THAT Comverse Technology, Inc. a corporation organized under the laws of the State of New York, and all of its direct and indirect subsidiaries and affiliates (with the exception of Verint Systems, Inc. and Ulticom, Inc.) (“Comverse”) as RELEASOR, in consideration of the terms contained in the Stipulation of Compromise in In re Comverse Technology, Inc. Derivative Litigation, No. 06-CV-1849 (NGG)(RER) and In re Comverse Technology, Inc. Derivative Litigation, No. 601272/06 (N.Y. Sup. Ct.) dated December 17, 2009 (the “Derivative Stipulation”), including, but not limited to the payments made by or on behalf of Jacob “Kobi”

Exhibit A - C-1.2 - 1

Alexander thereunder, receipt whereof is hereby acknowledged, releases and discharges Mr. Alexander as RELEASEE, the RELEASEE, RELEASEE’S spouse, heirs, executors, administrators, successors and assigns from all actions, causes of action, suits, debts, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands whatsoever, in law, admiralty or equity, whether known or unknown, including, but not limited to any actions related to Released Claims as defined in the Derivative Stipulation, which against the RELEASEE, the RELEASOR, RELEASOR’S successors and assigns ever had, now have or hereafter can, shall or may have, for, upon, or by reason of any matter, cause or thing whatsoever from the beginning of the world to the later of the Completion Date as defined in the Derivative Stipulation or the discontinuance with prejudice of Comverse Technology, Inc. v. Alexander, No. 600142/08, pending in the Supreme Court of the State of New York.
Comverse further releases the attachment order entered on or about June 3, 2008, in Comverse Technology, Inc. v. Alexander, No. 600142/08, which attached seven apartments titled in Mr. Alexander’s name, and agrees to execute all documents necessary to effectuate the release of the attachment order.
This RELEASE shall be held in escrow pursuant to paragraph II and VII of Exhibit C to the Derivative Stipulation and this RELEASE shall not take effect unless the Completion Date, as defined in Exhibit C to the Derivative Stipulation, occurs.

Dated:	New York, New York
January __, 2010
COMVERSE TECHNOLOGY, INC

By:

Exhibit A - C-1.2 - 2

EXHIBIT B

UNITED STATES DISTRICT COURT EASTERN DISTRICT OF NEW YORK
MARK LEVY,	x
:
Plaintiff,	:	No. 10 CV 01478 (NGG) (RER)
:
v.	:
:
YAACOV KOREN and JOHN DOES 1-20	:
:
Defendants,	:
-and-	:
:
COMVERSE TECHNOLOGY, INC.	:
:
Nominal Defendant.	x

STIPULATION OF SETTLEMENT

WHEREAS, plaintiff Mark Levy (“plaintiff or “Levy”), a shareholder of Comverse Technology, Inc. (“Comverse” or the “Company”), brought an action (the “Action”) in the United States District Court for the Southern District of New York, Levy v. Koren and John Does 1-20, No. 07-CV-896 (AKH)(DCF), pursuant to Section 16(b) of the Securities Exchange Act of 1934 (the “Exchange Act”), to recover so-called “short-swing profits” allegedly obtained by defendant Yaacov Koren (“Koren” or the “defendant”) and John Does 1-20, in connection with the exercise and sale of stock options issued by Comverse;
WHEREAS, the defendant denies any wrongdoing whatsoever and this Stipulation of Settlement (“Stipulation”) shall in no event be construed or deemed to be evidence of an admission or concession on the part of defendant with respect to any claim or of any fault or liability or wrongdoing or damage whatsoever, or any infirmity in the defenses that the defendant has asserted.  Levy, Comverse and Koren (collectively, the “Parties”) recognize, however, that the Action has been filed by plaintiff and defended by defendant with adequate

Exhibit B - 1

basis in fact under Rule 11 of the Federal Rules of Civil Procedure, and that the Action is being voluntarily settled after advice of counsel and negotiation between counsel for the Parties;
WHEREAS, Comverse and defendant each moved to dismiss Plaintiff’s Amended Complaint on July 6 and August 27, 2007, respectively; Judge Colleen McMahon denied the motions and directed the Parties to conduct discovery on the issue of whether defendant was an “officer” under Section 16(b) of the Exchange Act;
WHEREAS, the Parties conducted limited discovery and discovery disputes were resolved by the Court, and following completion of such discovery, Comverse and defendant each moved for summary judgment on January 15, 2008; plaintiff opposed summary judgment;
WHEREAS, in April 2006, prior to the commencement of the Action, a shareholder derivative action was brought on behalf of the Company in the United States District Court for the Eastern District of New York (the “Federal Derivative Action”), alleging that certain defendants (other than Koren) improperly engaged in, approved, and/or benefited from the “backdating” of stock option grants which allegedly caused damage to the Company; the Derivative Action was consolidated with other shareholder actions on October 6, 2006, and a consolidated, Amended and Verified Shareholder Derivative Complaint was filed entitled In re Comverse Technology, Inc., No. 06-CV-1849 (NGG)(RER), which is pending before the Honorable Nicholas Garaufis;
WHEREAS, on September 22, 2006, Magistrate Judge Ramon Reyes issued an order in the Federal Derivative Action directing that “[e]ach newly-filed or transferred shareholder derivative action that arises out of the subject matter of the Derivative Litigation shall be consolidated with the Derivative Litigation  . . . .”

Exhibit B - 2

WHEREAS, on February 16, 2007, the Lead Plaintiff in the Federal Derivative Action filed a letter with the Court asserting that the Action should be consolidated with the Derivative Action; Magistrate Judge Reyes determined that the Court would take no action on that letter;
WHEREAS, on December 22, 2009, Lead Plaintiff in the Federal Derivative Action filed a proposed Stipulation of Settlement with the Court that purports to release, among other things, “any statutory . . . claims . . . under federal law . . . including insider trading . . . that were asserted or could have been asserted in the Derivative Actions by Comverse, Plaintiffs, or any Comverse Shareholder, derivatively on behalf of Comverse . . . .”;
WHEREAS, following the settlement of the proposed Federal Derivative Action the Parties engaged in settlement negotiations among themselves and determined that it was in the interest of all Parties to simultaneously resolve all shareholder claims that were brought for the benefit of the Company relating to the grant of stock options and to transfer the Action so that it can be coordinated with the Federal Derivative Action for purposes of settlement only, as judicial and other economies would be achieved by conducting a single coordinated fairness hearing and issuing a single notice of settlement;
WHEREAS, in evaluating the proposed settlement provided for herein, the Parties have considered: the substantial benefit being provided by the proposed Settlement, including its resolution in the context of a global settlement of all shareholder claims relating to stock options; the uncertainties of the outcome of this Action; the cost to Comverse of this Action in which it is advancing defendant’s legal fees pursuant to his employment agreement; the likelihood that the resolution of the claims in the Complaint, whenever and however determined, would be submitted for appellate review; and that as a consequence of such appellate review, there would

Exhibit B - 3

be yet additional time until there would be a final adjudication of the claims and defenses asserted, and additional legal fees which could reduce the amount of any ultimate recovery (whether on a litigated judgment, if plaintiff were to prevail, or settlement).
NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED, for good and valuable consideration, the sufficiency of which is hereby acknowledged, as follows:
1. As soon as practicable after this Stipulation has been executed, the Parties shall move to transfer this Action so that it can be coordinated with the Federal Derivative Action and, upon transfer of the action, shall move before the Honorable Nicholas Garaufis: (i) for preliminary approval of this settlement and the form of notice to shareholders; and (ii) for entry of a Preliminary Order, substantially in the form annexed hereto as Exhibit A.
2. In order to coordinate the consideration and approval of the Settlement in this Action with the Court’s consideration and approval of a settlement in the Federal Derivative Action, there shall be a single Notice of Pendency and Settlements of Shareholder Actions and of Settlement Hearing (the “Notice”) regarding both this Action and the Federal Derivative Action, and a single Summary Notice of Pendency and Settlement of Shareholder Actions and of Settlement Hearing (“Publication Notice”) regarding both this Action and the Federal Derivative Action, which Notice and Publication Notice are attached hereto as Exhibits B and C, respectively.
3. The Parties agree and the form of Preliminary Order annexed hereto provides that Comverse shall at its sole cost and expense notify its shareholders of the Settlement and Settlement Hearing by (1) causing the Notice to be filed by the Company in a Form 8-K with the SEC, along with a copy of this Stipulation as an exhibit to the Form 8-K, (2) posting the Notice

Exhibit B - 4

and this Stipulation on the Company’s website through the date of the Settlement Hearing, and (3) publishing the Publication Notice in the Wall Street Journal.
4. At least seven (7) days prior to the Settlement Hearing, Comverse’s counsel shall file with the Court and serve on Plaintiffs’ Counsel proof, by affidavit or declaration, of such SEC filing, website posting, and publication.
5. If the settlement contemplated by this Stipulation is approved by the Court after Notice and a hearing on the fairness of the settlement, counsel for the Parties shall request that the Court enter an Order and Final Judgment (the “Order” or “Final Judgment”), substantially in the form annexed hereto as Exhibit D, the provisions of which are hereby incorporated by reference as if set forth in full herein.  The Order shall become final either by expiration of the time for appeal or review of such Order, or, if any appeal is filed and not dismissed, after the Order is affirmed on appeal and is no longer subject to review upon appeal or review by writ of certiorari.
6. On or before the 10th business day after the Order approving the settlement becomes final, defendant shall wire transfer to the Company the amount of one hundred fifty thousand dollars ($150,000).  In addition, defendant will, conditioned upon the Order approving the settlement becoming final, relinquish all right, title, and interest that he has in and to 92,500 outstanding unexercised options (the “Options”) to acquire shares of the Company’s common stock and agrees that all rights to exercise such Options, including his rights under stock option grant agreements, shall be cancelled and shall be deemed null and void.  Between the date of the execution of this Stipulation and the time at which the Company cancels the 92,500 Options, defendant will refrain from transferring, exercising, disposing, or taking any other action with respect to the Options.  In addition, Koren releases, waives and forfeits any and all claims against

Exhibit B - 5

Comverse, its affiliated companies, subsidiaries, directors and officers relating to deferred compensation or Comverse’s purchase of his equity interest in investments, or any other compensation relating to his employment.  The cash payment and relinquishment of rights described in this paragraph 6 is referred to herein as the “Settlement Payment.”
7. Entry and finality of the Order is a condition precedent to defendant’s obligation to make the Settlement Payment.
8. In the event that the Court does not enter the Order approving the settlement, or such Order does not become final, this Stipulation shall be null and void (except as to this Paragraph 8), and the Parties shall be returned to their positions nunc pro tunc as they existed on the date prior to the settlement, and without prejudice in any way.
9. In consideration of the Settlement Payment referred to above, and upon the order approving the Settlement becoming final, plaintiff and Comverse jointly and severally release and discharge defendant and any and all current and former directors and officers (including the “John Does” referenced in the Amended Complaint) of the Company from claims for alleged violations of Section 16(b) of the Exchange Act and Rule 16a-1 (17 C.F.R. § 240.16a-1) promulgated thereunder, including from any and all liability and damages under or based upon any and all, known or unknown, alleged violations of Section 16(b) of the Exchange Act and Rule 16a-1 (17 C.F.R. § 240.16a-1) promulgated thereunder, that have been, could have been and might have been asserted in the Action, on behalf of plaintiff, any other person or entity, Comverse, and/or any and all owners of any security (as defined in Section 3(a)(10) of the Exchange Act) issued by Comverse, or any of them, whether individually, directly, representatively, derivatively or in any other capacity, against defendant.

Exhibit B - 6

10. In consideration of, among other things, the releases referenced in paragraph 9 above, defendant and Comverse jointly and severally release and discharge plaintiff and his counsel from all claims, known or unknown, arising from or relating to the Action, including any claim for attorneys’ fees, interest and costs.
11. This Stipulation and all negotiations and papers related to it, and any proceedings in connection with the settlement, whether or not the settlement becomes final or is consummated, are not and shall not be construed to be evidence of, or an admission by, any of the Parties respecting the validity or invalidity of any of the claims or defenses asserted in the action or of defendant’s liability or lack of liability with respect to any such claim or for any damages sought in the Action, or of any wrongdoing or lack of wrongdoing by any or all of them whatsoever, and shall not be offered for admission or received as evidence of any such liability or wrongdoing or damages, or lack thereof. The defendant does not admit, either expressly or implicitly, that it is subject to any liability whatsoever by reason of any of the matters alleged in the Amended Complaint or referenced in the Stipulation, or that there is any merit to any of the claims for damages suffered therein.  The defendant, on the contrary, expressly denies and disputes the existence of any such liability or damages.
12. Plaintiff’s counsel will apply to the Court, on notice to counsel for defendant and Comverse, and to the shareholders of Comverse in the Notice, of an award of attorneys’ fees and reimbursement of costs and expenses which award (inclusive of costs and expenses) shall not exceed $250,000.  Such attorneys’ fees and expenses as may be awarded by the Court are to be paid by the Company on or before the 10th business day after receipt of the Settlement Payment.  Neither defendant nor Comverse shall oppose, object or take any position or action that is

Exhibit B - 7

detrimental to Plaintiffs’ application for attorneys’ fees, expenses and costs to the extent the application does not exceed $250,000.
13. This Stipulation may be executed in one or more counterparts, each of which shall be deemed an original version of this Stipulation and all of which, when taken together shall be deemed to constitute one and the same agreement, provided, that no party shall be bound hereby unless and until all parties shall have executed and delivered this Stipulation.
14. The individuals signing this Stipulation represent that they have the authority to execute this Stipulation, to grant releases in this Stipulation and to compromise and settle all claims and defenses relating to the Action.
15. This Stipulation may not be modified or amended, nor may any of its provisions be waived, except by a writing signed by all Parties hereto.
16. The Parties shall use their best efforts to execute such documents and shall take such other reasonable action as is necessary to effectuate the Stipulation, as provided for herein.

Dated:New York, New York March 25, 2010

BAKER BOTTS LLP		ABRAHAM FRUCHTER & TWERSKY LLP

By:	/s/ Seth T. Taube	By:	/s/ Mitchell M.Z. Twersky
	Seth T. Taube (ST-6088)		Mitchell M.Z. Twersky (MT-6739)

30 Rockefeller Plaza New York, New York 10112 (212) 408-2500		One Penn Plaza Suite 2805 New York, New York 10119 (212) 279-5050

Attorneys for Defendant Yaacov Koren		Attorneys for Plaintiff Mark Levy

Exhibit B - 8

WEIL, GOTSHAL & MANGES LLP

By:	/s/ Miranda S. Schiller
Miranda S. Schiller (MS-9456)

767 Fifth Avenue New York, New York 10153 (212) 310-8000

Attorneys for Nominal Defendant Comverse Technology, Inc.

Exhibit B - 9

EXHIBIT A

UNITED STATES DISTRICT COURT EASTERN DISTRICT OF NEW YORK
MARK LEVY,	x
:
Plaintiff,	:	No. 10 CV 01478 (NGG) (RER)
:
v.	:
:
YAACOV KOREN and JOHN DOES 1-20	:
:
Defendants,	:
-and-	:
:
COMVERSE TECHNOLOGY, INC.	:
:
Nominal Defendant.	x

PRELIMINARY ORDER IN CONNECTION WITH SETTLEMENT PROCEEDINGS

WHEREAS, on March 25, 2010, the parties to the above-captioned action (the “Action”) entered into a Stipulation of Settlement (the “Stipulation”), which has been submitted for review and which, together with the exhibits thereto, sets forth the terms and conditions for the proposed settlement of the Action and all claims alleged in the Amended Complaint, and dismissal of the Amended Complaint on the merits and with prejudice, upon the terms and conditions set forth in the Stipulation; and the Court having read and considered the Stipulation and the accompanying documents and the prior proceedings in the Action; and the parties to the Stipulation having consented to the entry of this Order; and all capitalized terms used herein having the meanings defined in the Stipulation,
NOW THEREFORE, IT IS HEREBY ORDERED, this ____ day of ________________________, 2010, that:

Exhibit B - A - 1

The Court has scheduled a Settlement Hearing, which will be held on ______________ ____, 2010, at _.m., at the United States Courthouse, 225 Cadman Plaza East, Brooklyn, New York, 11021, to:
a. consider whether the Settlement is fair, reasonable, adequate, and in the best interests of the Company and its shareholders;
b. consider an Order and Final Judgment dismissing the Action with prejudice, with each Party to bear his or its own costs, except as to the attorneys’ fees and expenses which may be awarded to Plaintiff’s counsel and payable by the Company, and release and enjoin prosecution of any and all claims released in the Stipulation;
c. consider plaintiff’s counsel’s request for an award of fees and expenses; and
d. hear other such matters as the Court may deem necessary and appropriate.
2. The Court reserves the right to adjourn the Settlement Hearing or modify any of the dates set forth herein without further notice to the Company’s shareholders.
3. The Court reserves the right to approve the Settlement at or after the Settlement Hearing with such modifications as may be consented to by the parties and without further notice to the Company’s shareholders.
4. The Court approves, as to form and content, the Notice of Pendency and Settlements of Shareholder Actions and of Settlement Hearing (the “Notice”) annexed as Exhibit B to the Stipulation, and the Summary Notice of Pendency and Settlements of Shareholder Actions and of Settlement Hearing (“Publication Notice”) annexed as Exhibit C to the Stipulation, and finds that the filing, posting, and publication of these notices, substantially in the

Exhibit B - A - 2

manner and form set forth in this Order, meets the requirements of due process under the United States Constitution and any other applicable laws, is the best notice practicable under the circumstances, and shall constitute due and sufficient notice of all matters relating to the Settlement.
5. All costs incurred in notifying the Company’s shareholders of the Settlement shall be paid by the Company, and in no event shall Plaintiff or his counsel be responsible for any costs relating to notifying Shareholders.
6. No later than __________________, 2010, Comverse’s counsel shall cause a copy of the Notice, substantially in the form annexed as Exhibit B to the Stipulation, to be (1) filed in a Form 8-K with the SEC, along with a copy of the Stipulation as an exhibit to the Form 8-K, and (2) posted on the Company’s website  through the date of the Settlement Hearing.
7. No later than _______________________, 2010, Comverse’s counsel shall cause a copy of the Publication Notice, substantially in the form annexed as Exhibit C to the Stipulation, to be published in the Wall Street Journal.
8. At least seven (7) days prior to the Settlement Hearing, Comverse’s counsel shall file with the Court and serve on Plaintiffs’ Counsel proof, by affidavit or declaration, of such SEC filing, website posting, and publication.
9. All proceedings in the Action, other than such proceedings as may be necessary to carry out the terms and conditions of the Stipulation and the Settlement, are hereby stayed and suspended until further order of this Court.  Pending final determination of whether the Stipulation should be approved, Plaintiffs, the Company, Plaintiffs’ Counsel, all of the Company’s shareholders, and any of them, are barred and enjoined from commencing, prosecuting, instigating, or in any way participating in the commencement or prosecution of any

Exhibit B - A - 3

action asserting any claims identified in paragraph 9 of the Stipulation against any of the persons identified in that paragraph.
10. Comverse shareholders shall be bound by all determinations and judgments in this Action, whether favorable or unfavorable.
11. Any shareholder as of ____________________, 2010, may appear and show cause, if he, she, or it has any reason why the proposed Settlement should not be approved as fair, reasonable, and adequate, or why a Final Judgment should not be entered thereon, or why attorney’s fees and expenses should not be awarded to counsel for the Plaintiff; provided, however, that no shareholder as of ______________________, 2010, shall be heard or entitled to contest the approval of the terms and conditions of the proposed Settlement, or, if approved, entry of the Order and Final Judgment thereon approving the same, or the attorneys’ fees and expenses to be awarded to counsel for the Plaintiffs unless that person files and serves his, her, or its objection in accordance with the terms and conditions in the Notice.  The parties to the stipulation may serve a response to any objection no later than seven (7) days prior the Settlement Hearing.
12. Any shareholder as of ______________________, 2010, who does not file and serve a timely objection in accordance with the terms and conditions in the Notice shall be deemed to have waived any objections such Shareholder might have, and shall forever be barred, in these proceedings or in any other proceeding, from making any objection to or otherwise challenging the Settlement, the Stipulation or any provision thereof, the dismissal of the Action, or the application and award of attorneys fees and expenses and/or any other proceedings herein, and shall have no right to appeal therefrom.
13. If the Stipulation is not approved by the Court, is terminated, or shall not become effective for any reason, the Action shall proceed, completely without prejudice to any of the Parties as to any matter of law or fact, as if the Stipulation had not been made and had not

Exhibit B - A - 4

been submitted to the Court, and neither the Stipulation, any provision contained in the Stipulation, any action undertaken pursuant thereto, nor the negotiation thereof by any party shall be deemed an admission or offered or received in evidence at any proceeding in the Action or any other action or proceeding.
14. The Court retains exclusive jurisdiction over the Action to consider all further matters arising out of or connected with the Stipulation or the enforcement thereof, or proceedings in connection therewith.

Dated:	________________________, 2010
New York, New York

NICHOLAS G. GARAUFIS
UNITED STATES DISTRICT JUDGE

Exhibit B - A - 5

EXHIBIT D

UNITED STATES DISTRICT COURT EASTERN DISTRICT OF NEW YORK
MARK LEVY,	x
:
Plaintiff,	:	No. 10 CV 01478 (NGG) (RER)
:
v.	:
:
YAACOV KOREN and JOHN DOES 1-20	:
:
Defendants,	:
-and-	:
:
COMVERSE TECHNOLOGY, INC.	:
:
Nominal Defendant.	x

ORDER AND FINAL JUDGMENT

On the __________ day of _____________, 2010, a hearing was held before this Court to determine: (1) whether the terms and conditions of the Stipulation of Settlement, dated March 25, 2010 (the “Stipulation”) are fair, reasonable and adequate for settlement of all claims asserted by Mark Levy, for the benefit of Comverse Technology, Inc. (“Comverse”), in the action now pending in this Court under the above caption, including the release of the defendant Yaacov Koren (“Koren” or the “defendant”) and should be approved; (2) whether judgment should be entered dismissing the Amended Complaint with prejudice; and (3) whether and what to award plaintiff’s counsel as reasonable attorneys’ fees and reimbursement of costs and expenses.
This action (the “Action”) was brought by plaintiff for the benefit of Comverse, to recover alleged “short-swing profits” under § 16(b) of the Securities Exchange Act of 1934 (the “Exchange Act”).  The Court, having considered all matters submitted to it at the hearing and

Exhibit B - D - 1

otherwise during the course of proceedings in this Action; and it appearing that notice of the hearing substantially in the form approved by the Court was (i) filed by the Company in a Form 8-K with the SEC, along with a copy of the Stipulation as an exhibit, (ii) posted on the Company’s website through the Settlement Hearing, and (iii) published in the Wall Street Journal; and after a review of the record herein, the Stipulation and other papers submitted to the Court, and having concluded that the Settlement should be approved;
NOW, THEREFORE, IT IS HEREBY ORDERED THAT:
1.           The Court has jurisdiction over the subject matter of the Action, the plaintiff, Comverse, and the defendant.
2.           The method of notifying Comverse shareholders of the pendency of the Action and of the settlement and its terms and conditions met the requirements due process, and constituted the best notice practicable under the circumstances, and constituted due and sufficient notice to all persons and entities entitled thereto.
3.           The Stipulation (a copy of which is annexed hereto as Exhibit A) is hereby approved as fair, reasonable and adequate and in the best interests of Comverse and its shareholders.  The parties are directed to consummate the settlement in accordance with the terms and provisions of the Stipulation.
4.           This Order and Final Judgment and all negotiations and papers related to it, and any proceedings in connection with the settlement, whether or not the settlement becomes final or is consummated, are not and shall not be construed to be evidence of, or an admission by, any of the Parties respecting the validity or invalidity of any of the claims or defenses asserted in the Action or of defendant’s liability or lack of liability with respect to any such claim or for any damages sought in the Action, or of any wrongdoing or lack of wrongdoing by any or

Exhibit B - D - 2

all of them whatsoever, and shall not be offered for admission or received as evidence of any such liability or wrongdoing or damages, or lack thereof.  The defendant does not admit, either expressly or implicitly, that it is subject to any liability whatsoever by reason of any of the matters alleged in the Amended Complaint or referenced in the Stipulation, or that there is any merit to any of the claims asserted therein.  The defendant, on the contrary, expressly denies and disputes the existence of any such liability or damages.
5.           The Amended Complaint, each claim for relief therein, and the Action are hereby dismissed on the merits, with prejudice and without costs, except as otherwise provided in the award of attorneys’ fees, costs and disbursements provided for herein; plaintiff and Comverse jointly and severally release and discharge defendant and any and all current and former directors and officers (including the “John Does” referenced in the Amended Complaint) of the Company from claims for alleged violations of Section 16(b) of the Exchange Act and Rule 16a-1 (17 C.F.R. § 240.16a-1) promulgated thereunder, including from any and all liability and damages under or based upon any and all, known or unknown, alleged violations of Section 16(b) of the Exchange Act and Rule 16a01 (17 C.F.R. § 240.16a-1) promulgated thereunder, that have been, could have been and might have been asserted in the Action, on behalf of plaintiff, any other person or entity, Comverse, and/or any and all owners of any security (as defined in Section 3(a)(10) of the Exchange Act) issued by Comverse, or any of them, whether individually, directly, representatively, derivatively or in any other capacity, against defendant.
6.           The defendant and Comverse jointly and severally release and discharge plaintiff and his counsel from all claims, known or unknown, arising from or relating to the Action, including any claim for attorneys’ fees, interest and costs.
7.           The plaintiff, Comverse, and all owners of any security (as defined in

Exhibit B - D - 3

Section 3(a)(10) of the Exchange Act) issued by Comverse, either individually, directly, derivatively, representatively, or in any other capacity, and any of their present, future or former officers, directors, employees, agents, attorneys, representatives, advisors, trustees, parents, principals, subsidiaries, general and limited partners, heirs, executors, administrators, successors and assigns or anyone else, are hereby severally and permanently barred and enjoined from instituting or prosecuting this or any other action, in this or any other Court or tribunal of this or any jurisdiction, based upon or for the purpose of enforcing any and all liability and damages under or based upon any and all, known or unknown, alleged violations of Section 16(b) of the Exchange Act and Rule 16a01 (17 C.F.R. § 240.16a-1) promulgated thereunder, that have been, could have been and might have been asserted in the Action, on behalf of plaintiff, any other person or entity, Comverse, and/or any and all owners of any security (as defined in Section 3(a)(10) of the Exchange Act) issued by Comverse, or any of them, whether individually, directly, representatively, derivatively or in any other capacity, against defendants or any of their present or former officers, directors, employees, agents, attorneys, representatives, predecessors, shareholders, advisors and affiliates (as defined in Rule 12b-2, promulgated pursuant to the Exchange Act) associates (as defined in Rule 12b-2, promulgated pursuant to the Exchange Act), parents, principals, subsidiaries, general or limited partners or partnerships, and each of their heirs, executors, administrators, successors and assigns, or anyone else, in connection with, or that arise now or hereafter out of, or relate in any way to the Action or the Stipulation of Settlement (except for compliance with the Stipulation), or matters , transactions, occurrences, or claims alleged in the Amended Complaint or referenced in the Stipulation herein.
7.           Plaintiff’s counsel is hereby awarded attorneys’ fees, in the sum of $_____________, which sum the Court finds to be fair and reasonable and which shall be paid to

Exhibit B - D - 4

plaintiff’s counsel by Comverse after this Order has become final as set forth in the Stipulation at paragraph 12.
8.           Jurisdiction is hereby reserved over all matters relating to the enforcement, administration, and performance of the Stipulation.
9.           The Clerk of the Court is directed to enter and docket this Order and Final Judgment in this Action.

Dated:	New York, New York
_____________, 2010

SO ORDERED:

_________________________
NICHOLAS G. GARAUFIS
UNITED STATE DISTRICT JUDGE

Exhibit B - D - 5

EXHIBIT C

See Current Report on Form 8-K filed by Comverse Technology, Inc. with the SEC on
January 29, 2008

Exhibit C - 1